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EXHIBIT 10


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                            ASSET PURCHASE AGREEMENT

                                     BETWEEN

                              SEGA GAMEWORKS L.L.C.

                         DEBTOR AND DEBTOR IN POSSESSION

                                       AND

                                   UWINK, INC.

                          DATED AS OF DECEMBER 10, 2004

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                                                 TABLE OF CONTENTS

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ARTICLE 1             PURCHASE AND SALE..........................................................................1


ARTICLE 2             DESCRIPTION OF PURCHASED ASSETS; EXCLUDED ASSETS; ASSUMPTION OF LIABILITIES................2

         Section 2.1.          Purchased Assets..................................................................2
         Section 2.2.          Excluded Assets...................................................................4
         Section 2.3.          Assumed Liabilities; Non-Assumed Liabilities......................................6


ARTICLE 3             COURT APPROVAL.............................................................................6

         Section 3.1.          Bankruptcy Court Proceedings......................................................6
         Section 3.2.          Certain Bankruptcy Undertakings by Seller.........................................9


ARTICLE 4             INSTRUMENTS OF TRANSFER AND ASSUMPTION.....................................................9

         Section 4.1.          Transfer Documents................................................................9
         Section 4.2.          Assignment and Assumption Documents..............................................10


ARTICLE 5             PURCHASE PRICE; ALLOCATION................................................................10

         Section 5.1.          Purchase Price; Purchase of Operating Cash.......................................10
         Section 5.2.          Deposit; Payment of Purchase Price...............................................10
         Section 5.3.          Allocation of  Purchase Price....................................................10
         Section 5.4.          Purchase Price Adjustment........................................................11


ARTICLE 6             CLOSING...................................................................................16

         Section 6.1.          Closing Date.....................................................................16


ARTICLE 7             SELLER'S REPRESENTATIONS AND WARRANTIES...................................................16

         Section 7.1.          Organization, Qualification and Corporate Power..................................16
         Section 7.2.          Authorization, Execution and Delivery of Agreement and
                                 Transaction Documents..........................................................16
         Section 7.3.          Title to and Condition of Assets.................................................17
         Section 7.4.          Litigation.......................................................................17
         Section 7.5.          Real Property....................................................................17
         Section 7.6.          No Violation of Laws or Agreements...............................................17
         Section 7.7.          Conduct of Business in Compliance with Law.......................................17
         Section 7.8.          Financial Statements.............................................................17
         Section 7.9.          Labor Matters....................................................................18
         Section 7.10.         Transferred Intellectual Property................................................18
         Section 7.11.         Intentionally Omitted............................................................18
         Section 7.12.         Brokers..........................................................................18


ARTICLE 8             PURCHASER'S REPRESENTATIONS...............................................................18

         Section 8.1.          Organization; Qualification and Corporate Power..................................18
         Section 8.2.          Authorization, Execution and Delivery of Agreement and
                                 Transaction Documents..........................................................18


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         Section 8.3.          Brokers..........................................................................19
         Section 8.4.          Funding..........................................................................19
         Section 8.5.          "AS IS" Transaction; Disclaimer of Implied Warranties............................19


ARTICLE 9             SELLER'S AND PURCHASER'S COVENANTS........................................................20

         Section 9.1.          Conduct of Business..............................................................20
         Section 9.2.          Mutual Covenants.................................................................21
         Section 9.3.          Filings and Authorizations.......................................................21
         Section 9.4.          Access to Information............................................................21
         Section 9.5.          Public Announcement..............................................................21
         Section 9.6.          Taxes............................................................................22
         Section 9.7.          Consents.........................................................................22
         Section 9.8.          Good Faith Efforts...............................................................22
         Section 9.9.          Employees........................................................................23
         Section 9.10.         COBRA Liability..................................................................23
         Section 9.11.         Liquor Licenses..................................................................23
         Section 9.12.         Cure Payments....................................................................24
         Section 9.13.         Further Assurances...............................................................24
         Section 9.14.         No Survival of Representations and Warranties....................................25
         Section 9.15.         Use of Glendale Office Space.....................................................25
         Section 9.16.         Intentionally omitted............................................................25
         Section 9.17.         Intentionally omitted............................................................25
         Section 9.18.         Litigation.......................................................................25
         Section 9.19.         Insurance........................................................................25


ARTICLE 10            CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATION TO CLOSE...................................25

         Section 10.1.         Accuracy of Representations and Warranties; Performance of this Agreement........25
         Section 10.2.         Authorizing Resolutions..........................................................26
         Section 10.3.         Bill of Sale; Assumption Agreement...............................................26
         Section 10.4.         Bankruptcy Matters...............................................................26
         Section 10.5.         Restructuring of Assumed Leases..................................................26
         Section 10.6.         Satisfaction of All Cure Payments................................................26
         Section 10.7.         Consents.........................................................................26
         Section 10.8.         No Material Adverse Change or Destruction of Property............................26
         Section 10.9.         Outside Closing Date.............................................................27


ARTICLE 11            CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE......................................27

         Section 11.1.         Accuracy of Representations and Warranties; Performance of this Agreement........27
         Section 11.2.         Authorizing Resolutions..........................................................27
         Section 11.3.         Assumption Agreement.............................................................27


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                                                    (continued)
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         Section 11.4.         Bankruptcy Matters...............................................................27
         Section 11.5.         Outside Closing Date.............................................................27
         Section 11.6.         Glendale Letter of Credit........................................................27


ARTICLE 12            INDEMNIFICATION...........................................................................28

         Section 12.1.         Indemnification by Purchaser.....................................................28
         Section 12.2.         Determination of Damages and Related Matters.....................................28
         Section 12.3.         Notice of Indemnification........................................................28
         Section 12.4.         Indemnification Procedure for Third Party Claims.................................28


ARTICLE 13            TERMINATION...............................................................................29

         Section 13.1.         Breaches and Defaults; Opportunity to Cure.......................................29
         Section 13.2.         Termination......................................................................29


ARTICLE 14            BROKERS' FEES.............................................................................30


ARTICLE 15            MISCELLANEOUS.............................................................................30

         Section 15.1.         Additional Instruments of Transfer...............................................30
         Section 15.2.         Notices..........................................................................30
         Section 15.3.         Expenses.........................................................................32
         Section 15.4.         Governing Law....................................................................32
         Section 15.5.         Assignment.......................................................................32
         Section 15.6.         Successors and Assigns...........................................................32
         Section 15.7.         Amendments; Waivers..............................................................32
         Section 15.8.         Entire Agreement.................................................................32
         Section 15.9.         Counterparts.....................................................................33
         Section 15.10.        Severability.....................................................................33
         Section 15.11.        Section Headings.................................................................33
         Section 15.12.        Interpretation...................................................................33
         Section 15.13.        Reasonable Access to Records and Certain Personnel...............................33
         Section 15.14.        Third Parties....................................................................33
         Section 15.15.        Certain Defined Terms............................................................34


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                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (the "AGREEMENT") is made and entered into as of December 10, 2004 by and between SEGA GAMEWORKS, L.L.C., a Delaware Limited Liability Company, as debtor and debtor in possession ("SELLER") under Case No. LA 04-15404-BB (the "BANKRUPTCY CASE") in the United States Bankruptcy Court for the Central District of California, Los Angeles Division (the "BANKRUPTCY COURT"), and UWINK, INC. ., a Utah corporation or its assignees ("PURCHASER").

                                 R E C I T A L S

         WHEREAS, on March 9, 2004 (the "PETITION DATE"), Seller commenced the Bankruptcy Case (as defined in Section 15.15 hereof) by filing a voluntary petition for relief under Chapter 11 of the Bankruptcy Code (as defined in Section 15.15 hereof) with the Bankruptcy Court; and

         WHEREAS, Seller is continuing to operate its location based entertainment business (such business, as presently conducted by Seller, is referred to herein as the "BUSINESS") as debtor and debtor in possession pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code; and

         WHEREAS, Seller wishes to sell, transfer, convey, assign and deliver to Purchaser, in accordance with Sections 363 and 365 and the other applicable provisions of the Bankruptcy Code, all of the Purchased Assets (as hereinafter defined), together with the Assumed Liabilities (as hereinafter defined), of Seller upon the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, Purchaser wishes to purchase and take delivery of such Purchased Assets and Assumed Liabilities upon such terms and subject to such conditions;

         WHEREAS, the Purchased Assets will be sold pursuant to a Sale Order (as hereinafter defined) of the Bankruptcy Court approving such sale under Section 363 of the Bankruptcy Code and such Sale Order will include the assumption and assignment of certain executory contracts, unexpired leases and liabilities thereunder under Section 365 of the Bankruptcy Code and the terms and conditions of this Agreement; and

         WHEREAS, all of the obligations of the parties under this Agreement are conditioned upon the approval of the Bankruptcy Court in accordance with Article 3 hereof.

         NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE 1
                                PURCHASE AND SALE

         Except as otherwise provided and subject to the terms and conditions set forth in this Agreement, Seller agrees to sell, convey, assign, transfer and deliver to Purchaser, and Purchaser agrees to purchase from Seller at the Closing (as defined in Article 6 hereof), all of such Seller's right, title and


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interest in and to the Purchased Assets (as defined in Section 2.1 hereof), free and clear of all Liens (as defined in Section 15.15 hereof) other than the Assumed Liabilities (as defined in Section 2.3 hereof).

                                    ARTICLE 2
   DESCRIPTION OF PURCHASED ASSETS; EXCLUDED ASSETS; ASSUMPTION OF LIABILITIES

         Section 2.1. PURCHASED ASSETS. The assets, properties and rights to be conveyed to Purchaser shall include all of Seller's right, title and interest in and to real and personal, tangible and intangible assets, properties and rights owned or leased by Seller of whatever description and used or held for use in the ownership, operation or management of the Business, including Seller's right, title and interest in and to all property and rights relating exclusively to the Business acquired or obtained by Seller from the date hereof through the date of Closing and in accordance with the terms hereof, but excluding the Excluded Assets (the assets so included, the "PURCHASED ASSETS"), which Purchased Assets shall include all of Seller's right, title and interest in and to its Affiliates and the following assets, properties and rights of Seller to the extent relating exclusively to the Business:

                  (a) all of Seller's rights under (i) all Contracts (as defined in Section 15.15 hereof) listed on SCHEDULES 2.1(a)(i) attached hereto and all Assumed Leases (as defined in Section 2.1(c)), (ii) all Contracts added to
SCHEDULE 2.1(a)(i) attached hereto by Purchaser and Seller during the period commencing on the date hereof and ending on the Closing Date (as defined in Article 6 hereof); provided, however, that if any Contract is added to Schedule 2.1(a)(i) by Purchaser, then it shall not be a condition precedent to Purchaser's obligations under this Agreement that the Sale Order authorize the assumption and assignment of the contracts, but rather, Seller shall use good faith efforts to obtain approval of the assumption and assignment of such contracts, which approval may occur after the closing of the transactions contemplated by this Agreement, and (iii) all Contracts entered into during the period commencing on the date hereof and ending on the Closing Date which either
(xx) are entered into by Seller in the ordinary course of Seller's business or expressly approved in writing by Purchaser; provided however any Contracts hereafter entered into in the ordinary course which have a fixed term that will continue for more than three (3) months following the Closing must be expressly approved in writing by Purchaser (it being expressly understood that this proviso shall not apply to renewal terms under Contracts existing as of the mutual execution and delivery of this Agreement that occur automatically under such Contracts upon the occurrence or non-occurrence of certain events), or (yy) Purchaser agrees to assume in accordance with Section 2.3(a) hereof (all such Contracts described in clauses (i) and (ii) hereof are collectively referred to herein as the "ASSUMED CONTRACTS");

                  (b) all of Seller's right, title and interest in and to (i) the office equipment, computers and, to the extent transferable or assignable, related software, (ii) furniture, fixtures, supplies, uniforms and inventory, and (iii) appliances, improvements and other equipment, machinery, motor vehicles and tangible personal property used, or held for use in the Business, and all modifications, additions, restorations or replacements of the whole or any part of the items described in this clause (b)(iii); provided that,


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notwithstanding anything to the contrary in this Agreement, items described in this Section 2.1(b) which are held by Seller pursuant to leases, rental agreements or other Contracts will not be included among the Purchased Assets unless Purchaser assumes the underlying lease, rental agreement or other Contract, as applicable, at the Closing; provided that such Contract is an Assumed Contract;

                  (c) all interests of Seller in all those certain lots and pieces of real property that are leased to Seller listed on SCHEDULE 2.1(c-1) attached hereto, together with Seller's interest, if any, in and to the buildings, structures, equipment, facilities and other improvements erected thereon, and together with Seller's interest, if any, in and to all easements, rights-of-way, other appurtenances thereto and any related security deposits (collectively referred to herein as the "ASSUMED LEASES"); provided that Seller shall have fully executed and obtained Bankruptcy Court approval of restructured lease agreements with the landlords under certain other Assumed Leases, all of which restructurings shall be in the form and substance of the applicable agreement forming part of SCHEDULE 2.1(c-2) attached hereto (collectively, the "LEASE MODIFICATIONS");

                  (d) all of Seller's right, title and interest in and to (i) the accounts receivable identified on SCHEDULE 2.1(d)(i) hereto, (ii) the operating cash (including, without limitation, petty cash, imprest and change funds) ("OPERATING CASH"), (iii) security deposits including utility deposits and liquor license deposits set forth on SCHEDULE 2.1(d)(iii) hereto, and (iv) other prepaid expenses and deposits owned, used or held for use by Seller listed on SCHEDULE 2.1(d)(iv) attached hereto (collectively, the items described in clauses (iii) and (iv) are referred to herein as the "DEPOSITS"), in connection with the operation of the Business;

                  (e) to the extent transferable or assignable, all of Seller's interest in all licenses, certificates of occupancy, permits, franchises, registrations, certificates of public convenience and necessity, approvals, variances, operating rights, exemptions and other similar permits or rights of any Governmental Authority (as defined in Section 15.15 below) having jurisdiction over the Business, which are related to the conduct and operation of the Business and all pending applications therefor (collectively, the "PERMITS");

                  (f) all computer software owned or, to the extent transferable or assignable, licensed by Seller (including all related documentation) and used in the Business; provided that, notwithstanding anything to the contrary in this Agreement, items described in this Section 2.1(f) which are held by Seller pursuant to license agreements or other Contracts will not be included among the Purchased Assets unless Purchaser assumes the underlying license agreement or other Contract, as applicable, at the Closing; provided that such Contract is an Assumed Contract;

                  (g) except for the Excluded Intellectual Property (as defined in Section 2.2(m)) all of the following, to the extent transferable or assignable and owned by Seller and relating to he Business, along with all related income, royalties, damages and payments, if any, due or payable as of the Closing Date or thereafter: inventions, trademarks, service marks, trade dress, trade names, logos and registrations and applications for a registration thereof together with all of the goodwill associated therewith, copyrights and copyrightable works and registrations and applications for the registration thereof, domain names, computer software, software source codes and object codes, data, data bases, documentation thereof, trade secrets and other confidential information, and all other intellectual property rights and intangible embodiments thereof, in whatever form or medium (which shall be


                                       3
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evidenced by a separate transfer agreement reasonably acceptable to the parties hereto), together with all books, records, drawings and other indicia, however evidenced (collectively, the "TRANSFERRED INTELLECTUAL PROPERTY"). For the avoidance of doubt, the Purchased Assets shall in all events exclude, (i) any materials containing privileged communications or information about employees, disclosure of which would violate the employee's rights of privacy or other employee rights under applicable law and any other materials which are subject to attorney-client or any other privilege; provided, however, Seller agrees to provide Purchaser with access to such materials to the maximum extent permitted by law, and (ii) any software or other item of intangible property held by Seller pursuant to a license or other Contract where Purchaser does not assume the underlying Contract relating to such intangible personal property at the Closing.

                  (h) all advertising, marketing and promotional materials and all other related printing or written materials used in the Business;

                  (i) all goodwill of the Business;

                  (j) equity interests owned by Seller as identified in SCHEDULE 2.1(j) hereto;

                  (k) all books and records (including all data and other information stored on discs, tapes or other media) of the Business (originals or copies thereof) and Tax (as defined in Section 15.15 below) returns of Seller;

                  (l) all phone numbers and listings for the Business used at the locations associated with the Assumed Leases;

                  (m) all of Seller's rights, claims, rights of offset or causes of action against third parties with respect to the Purchased Assets, Assumed Contracts and Assumed Liabilities and all of Seller's rights, claims, rights of offset or causes of action against the parties and their respective officers, directors, advisors, employees, representatives and Affiliates identified in
Schedule 2.1(m) hereto; and

                  (n) all of Seller's rights under any confidentiality agreements.

         Section 2.2. EXCLUDED ASSETS. All other assets owned or leased by Seller or its Affiliates, except the Purchased Assets, shall be retained by Seller or its Affiliates and shall not be sold, assigned or transferred to Purchaser (the "EXCLUDED ASSETS"). Notwithstanding the provisions of Section 2.1, the Purchased Assets shall not include any of the following assets, properties and/or rights of Seller or its Affiliates, all of which shall be deemed Excluded Assets:

                  (a) all cash on hand (other than Operating Cash) and in financial institutions, cash equivalents, marketable securities and bonds except as set forth in Section 2.1(d);

                  (b) all of Seller's rights, claims, rights of offset or causes of action if any, arising hereunder against Purchaser and their affiliates if any, and all of Seller's rights, claims, rights of offset or causes of action against third parties arising under and relating to Chapter 5 of the Bankruptcy Code;


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                  (c) all claims for refunds and/or credits for Taxes (as
defined in Section 15.15 below) applicable to the period prior to the Closing;

                  (d) any Contracts that are not Assumed Contracts (the "EXCLUDED CONTRACTS");

                  (e) all personnel records and other records that Seller is required by law to retain in its possession and any retained copies of any record or document included in the Purchased Assets; provided, however, Seller agrees to provide Purchaser with access to such materials relating to personnel retained, whether temporarily or not, hired by or in the employ of Purchaser to the maximum extent permitted by law;

                  (f) those items excluded pursuant to the provisions of Section
2.1 above;

                  (g) insurance proceeds, claims and causes of action solely with respect to or arising in connection with (A) any Contract which is not assigned to Purchaser at the Closing, or (B) any item of tangible or intangible property not acquired by Purchaser at the Closing;

                  (h) the letters of credit or similar financial accommodations (collectively, "L/C'S") issued to any third party(ies) for the account of Seller as identified on SCHEDULE 2.2(h) hereto, it being understood and agreed that, to the extent any letters of credit or similar financial accommodations are necessary to Purchaser's operation of the Purchased Assets post-Closing, Purchaser shall obtain, at Purchaser's sole cost and expense, and deliver to the parties holding Seller's L/C's prior to the Closing, replacement L/C's or similar financial accommodations acceptable to such third parties sufficient to cause such parties to return Seller's L/C's at the Closing without any further drawings thereunder; it being agreed that, without in any way limiting the foregoing, Purchaser shall cause the L/C currently posted by Seller with the landlord under the Assumed Lease with respect to its corporate headquarters location (the "GLENDALE L/C") to be so replaced at the Closing;

                  (i) all Excluded Receivables (as defined in Section 5.4(b)(i) below), except to the extent the receivable amount at Closing represents fees or income that is attributable to a period following the Closing;

                  (j) any assets described or listed on SCHEDULE 2.2(j);

                  (k) the prepaid expenses and deposits listed on SCHEDULE 2.2(k); (l) all of the assets used solely in connection with the Las Vegas Joint Venture; and

                  (m) any and all rights of Seller under that certain Amended and Restated License Agreement dated July 29, 1998 between Seller and Sega Enterprises, Ltd. (the "Excluded Intellectual Property").


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         Section 2.3. ASSUMED LIABILITIES; NON-ASSUMED LIABILITIES.


                  (a) At the Closing, Purchaser shall assume and agree to perform and discharge the following Liabilities (as defined in Section 15.15 below) of Seller to the extent not previously performed or discharged, and no others: (i) all Liabilities of Seller which accrue and are to be performed from and after the Closing under the Assumed Contracts and the Assumed Leases which relate to periods or goods or services provided to or by Purchaser on or after the Closing Date (ii) liabilities and obligations relating to and arising from Purchaser's operation of the Purchased Assets after the Closing, (iii) all Party Deposits (as defined in Section 15.15 below), and (iv) all Game Cards and Redemption Credits(as defined in Section 15.15 below) (such items (i) through
(iv) are collectively referred to herein as the "ASSUMED LIABILITIES").

                  (b) Other than the Assumed Liabilities, Purchaser shall not assume or be bound by or be obligated or responsible for any duties, responsibilities, commitments, expenses, obligations or liabilities of Seller or relating to the Purchased Assets or the Business (or which may be asserted against or imposed upon Purchaser as a successor or transferee of Seller as an acquirer of the Purchased Assets or the Business or otherwise as a matter of law) of any kind or nature, fixed or contingent, known or unknown, including, without limitation, warranties, employee benefit plan obligations or claims (the "NON-ASSUMED LIABILITIES").

                                   ARTICLE 3
                                 COURT APPROVAL

         Section 3.1. BANKRUPTCY COURT PROCEEDINGS.

                  (a) Within two (2) business days of the signing of this Agreement, Seller shall file a Sale Procedure Motion, in a form reasonably acceptable to Purchaser, in the Bankruptcy Court for the entry of an order (the "SALE PROCEDURE ORDER"), requesting that such Sale Procedure Order be entered within fifteen (15) days of execution of the Agreement ("OUTSIDE PROCEDURE ORDER DATE"). The Sale Procedure Order shall be in accordance with the terms of this Agreement and in a form reasonably acceptable to Purchaser and Seller, and shall: (i) fix the date for a final hearing regarding Bankruptcy Court approval of this Agreement, and approve the form and manner of notice of such hearing to interested parties, (ii) approve and authorize payment of the Break-Up Fee as provided for in this Agreement, and (iii) set forth procedures and requirements regarding any other offers (each such offer an "ALTERNATIVE BID") for the Purchased Assets. Such procedures and requirements will include that, to be deemed qualified for and entitled to consideration, an Alternative Bid must meet the following requirements:

                           (i)      Be an offer or offers to buy either
                                    individually or in the aggregate some or all of the Purchased Assets to the extent legally permissible and assume some or all of the Assumed Liabilities in a transaction or series of transactions where Seller determines that the value to be received in connection therewith exceeds $6,450,000.00;

                           (ii) Be accompanied by assurances of financial capacity and due performance by the bidder or bidders, satisfactory to Seller, and a deposit in the amount of $645,000.00, which shall be deemed non-refundable in the event the successful overbidder fails to consummate its acquisition of the Purchased Assets in accordance with its agreement with Seller;


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                           (iii)    Be received in writing no later than 5:00
                                    p.m. Pacific Standard Time at least two (2) calendar days in advance of the auction as set forth in the Sale Procedure Order;

                           (iv) Contain (1) a representation that the Alternative Bid agrees to all terms and conditions set forth in this Agreement or
                                    (2) a mark-up of this Agreement showing
                                    terms to Alternative Bid requires which
                                    terms shall be substantially similar to this Agreement and shall not contain any financing contingency as a condition to closing; and

                           (v) Contain all of the other protections set forth in the form of Sale Procedure Order attached hereto as EXHIBIT E.

                  (b) Intentionally omitted.

                  (c) Within two (2) business days of the signing of this Agreement, Seller will file a Sale Motion, in a form reasonably acceptable to Purchaser, in the Bankruptcy Court for the entry of an order approving the terms of this Agreement (the "SALE ORDER"). The parties will use their good faith efforts to cause the Bankruptcy Court to enter the Sale Order within fifty (50) days following the mutual execution and delivery of this Agreement ("OUTSIDE SALE ORDER DATE"), provided, however, that if the hearing regarding Court approval of this Agreement does not occur until after December 17, 2004, the Outside Sale Order Date shall be extended by the number of days between December 17 and the date of the sale hearing. The Sale Order shall be in accordance with the terms of this Agreement and shall be in a form reasonably satisfactory to Purchaser and Seller, and shall:

                           (i) approve and direct the sale and/or the assumption and assignment of the Purchased Assets to Purchaser (or a successful overbidder) free and clear of all Liens, except those expressly assumed in this Agreement, based on appropriate findings and rulings pursuant to, INTER ALIA, Sections 363(b), (f) and (m) and 365 of the Bankruptcy Code; provided that notwithstanding anything to the contrary in this Agreement, Purchaser shall not be entitled to disapprove the Sale Order by reason of , and Purchaser's (or a successful overbidder's) obligation to consummate the transactions provided for herein shall not be conditioned upon the assumption and assignment of, any Assumed Leases with respect to which the Bankruptcy Court determines that Purchaser (or a successful overbidder) has failed to provided adequate assurance of future performance pursuant to
                                    Section 365 of the Bankruptcy Code;

                           (ii)     include a direction that Seller and
                                    Purchaser consummate the transactions
                                    contemplated hereby in accordance with the terms hereof, including all payments required hereunder, on or before the Outside Date;


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

                           (iii) include a finding that Purchaser is a good faith purchaser pursuant to Section 363(m) of the Bankruptcy Code;

                           (iv) include a finding that Purchaser is not deemed to be a successor to Seller, to have, de facto or otherwise, merged with or into Seller or to be a mere continuation of Seller;

                           (v) include a finding that the Purchase Price is a fair and reasonable price for the Purchased Assets;

                           (vi) include a finding confirming the adequacy of notice to all creditors and parties in interest and parties to any executory contract, unexpired lease or right of entry;

                           (vii) include a finding that the cure amounts are final and binding upon the applicable counterparty and Seller is authorized and directed to pay such cure amounts;

                           (viii) include a finding that, in the event an Alternative Bid is accepted and approved by the Bankruptcy Court, Purchaser shall be entitled to receive, upon the consummation of the transaction(s) contemplated by the Alternative Bid, payment of the Break-Up Fee provided for in the Sale Procedure Order;

                           (ix) include a direction that Purchaser shall be provided with the Alternative Bid and supporting documentation and evidence that such Alternative Bid satisfies the requirements of the Sale Order; and

                           (x) include provisions for the retention of jurisdiction in the Bankruptcy Court over matters relating to the transactions contemplated in this Agreement including matters relating to title to the Purchased Assets and claims against the Purchased Assets which arose or were based on facts or occurrences prior to the Closing. Furthermore, the Sale Order shall not have been reversed, stayed, modified or amended.

                  (d) Seller shall provide notice of any hearing on the motion to approve the Sale Procedure Order and the motion to approve the Sale Order or any other matter before the Bankruptcy Court relating to this Agreement or the Transaction Documents (as defined in Section 7.1), in each case as required by the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure and the Local Bankruptcy Rules of the Central District of California or as otherwise ordered by the Bankruptcy Court.

                  (e) Notwithstanding anything to the contrary in this Section
3.1 or any other provision of this Agreement, in the event that an Alternative Bid of a third party (an "ALTERNATIVE BUYER" and the underlying agreement between the Alternative Buyer and Seller, the "ALTERNATIVE APA") is approved by the Bankruptcy Court at the hearing on the Sale Motion, this Agreement, shall become a "back-up bid" which shall remain open for acceptance by Seller for a period of thirty (30) days following the date upon which such hearing is concluded, but subject and subordinate in all respects to the rights of the Alternative Buyer under the Alternative APA.

         Section 3.2. CERTAIN BANKRUPTCY UNDERTAKINGS BY SELLER.

                  (a) Seller shall, in good faith, using its commercially reasonable efforts, seek entry of the Sale Procedure Order on or before fifteen
(15) days following the date of this Agreement and Sale Order on or before fifty
(50) days following the date of this Agreement and take such actions on or before the date that is thirty (30) days following the entry of the Sale Order by the Bankruptcy Court (the "OUTSIDE DATE") as are necessary to effect the transactions contemplated by this Agreement in accordance with the Sale Procedure Order and the Sale Order.

                  (b) Recognizing that the transaction contemplated herein is subject to overbid, from and after the date hereof, except as ordered by the Bankruptcy Court, Seller shall neither take any action, nor fail to take any action, which action or failure to act would reasonably be expected to (i) prevent or impede the consummation of the transactions contemplated by this Agreement in accordance with the terms of this Agreement; or (ii) result in (A) the reversal, avoidance, revocation, vacating or modification (in any manner that would reasonably be expected to materially and adversely affect Purchaser's rights hereunder), or (B) the entry of a stay pending appeal.

                  (c) Seller shall, in good faith, using its commercially reasonable efforts and with the cooperative efforts of Purchaser, attempt to obtain in the Sale Order an exemption from Transfer Taxes pursuant to Section 1146(c) of the Bankruptcy Code.

                  (d) If the Sale Procedure Order, the Sale Order or any other order of the Bankruptcy Court relating to this Agreement shall be appealed by any Person (or a petition for certiorari or motion for rehearing or reargument shall be filed with respect thereto), Seller, with the cooperation and support of Purchaser, shall take all steps as may be reasonable and appropriate to defend against such appeal, petition or motion, and shall endeavor to obtain an expedited resolution of such appeal; provided, however, in no event shall Seller be obligated to continue the efforts contemplated by this Section 3.2(d) beyond the Outside Date.

                                   ARTICLE 4
                     INSTRUMENTS OF TRANSFER AND ASSUMPTION

         Section 4.1. TRANSFER DOCUMENTS. At the Closing, Seller will deliver to Purchaser (a) one or more Bills of Sale in substantially the form attached hereto as Exhibit A (the "BILL OF SALE"), and (b) all such other good and sufficient instruments of sale, transfer and conveyance consistent with the terms and provisions of this Agreement, including, without limitation, assignments of leases, Transferred Intellectual Property and certificates of title for motor vehicles, and any other assignments as shall be reasonably necessary to vest in Purchaser all of Seller's right and title to, and interest in, the Purchased Assets.

         Section 4.2. ASSIGNMENT AND ASSUMPTION DOCUMENTS. At the Closing, Purchaser and Seller will execute and deliver an Assignment and Assumption Agreement in substantially the form attached hereto as Exhibit B (the "ASSUMPTION AGREEMENT") in order to effect the assignment and assumption of the Assumed Liabilities.

                                   ARTICLE 5
                           PURCHASE PRICE; ALLOCATION

         Section 5.1. PURCHASE PRICE; PURCHASE OF OPERATING CASH. The purchase price for the Purchased Assets shall be comprised of consideration consisting of an amount equal to Six Million Dollars One Hundred Fifty Thousand ($6,150,000.00) (such amount is referred to herein as the "BASE PRICE" and, as adjusted pursuant to Section 5.4 hereof as the "PURCHASE PRICE"). The Purchase Price shall be paid to Seller at the Closing in immediately available, good funds of the United States of America ("GOOD FUNDS"). In addition to the Purchase Price, at the Closing, Purchaser shall pay to Seller, in Good Funds, an amount equal to the Operating Cash as of the Closing Date.

         Section 5.2. DEPOSIT; PAYMENT OF PURCHASE PRICE.

                  (a) Concurrently with the mutual execution and delivery of this Agreement, Purchaser shall deposit into a segregated trust account maintained by Seller's counsel, Levene, Neale, Bender, Rankin & Brill, L.L.P. (the "ESCROW AGENT") in accordance with the escrow agreement on the form attached hereto as Exhibit C (the "ESCROW AGREEMENT") an amount equal to Six Hundred Thousand Dollars ($615,000.00) (the "PURCHASE PRICE DEPOSIT") in Good Funds. The Purchase Price Deposit shall become nonrefundable upon the termination of the transaction contemplated by this Agreement by reason of Purchaser's default, and failure to cure within the applicable cure period provided for in Section 13.1 below. On the Closing Date, Purchaser shall authorize the Escrow Agent to deliver the Purchase Price Deposit to Seller and the Purchase Price Deposit shall be credited and applied toward payment of the Purchase Price.

                  (b) The balance of the Purchase Price shall be payable at Closing by wire transfer of Good Funds to one or more bank accounts specified by Seller in wire transfer instructions to be delivered to Purchaser at least five
(5) business days prior to the Closing Date ("SELLER'S CLOSING PAYMENT").

         Section 5.3. ALLOCATION OF PURCHASE PRICE. Prior to Closing, Purchaser and Seller shall use their commercially reasonable efforts to agree upon a statement (the "ALLOCATION STATEMENT") setting forth the value of the Purchased Assets that shall be used for the allocation of the Purchase Price (together with the Assumed Liabilities) among the Purchased Assets that allocates the Purchase Price and any item required to be treated as an adjustment to the Purchase Price among the various assets comprising the Purchased Assets in accordance with Treasury Regulation 1.1060-1 (or any comparable provisions of state or local tax law) or any successor provision. If the parties are able to agree upon the allocation of the Purchase Price , Purchaser and Seller shall report and file all tax returns (including any amended tax returns and claims for refund) consistent with such mutually agreed Purchase Price allocation, and shall take no position contrary thereto or inconsistent therewith (including in any audits or examinations by any taxing authority or any other proceedings). Purchaser and Seller shall file or cause to be filed any and all forms (including U.S. Internal Revenue Service Form 8594), statements and schedules with respect to such allocation, including any required amendments to such forms. If, on the other hand, Purchaser and Seller are unable mutually to agree upon the manner in which the Purchase Price should be allocated, Purchaser and Seller shall be free to make their own respective allocations of the Purchase Price for tax purposes. Notwithstanding any other provisions of this Agreement, in the event the parties hereto mutually agree upon the allocation of the Purchase Price, Purchaser's and Seller's obligations under this Section 5.3 shall survive Closing.

         Section 5.4. PURCHASE PRICE ADJUSTMENT. As set forth in this Section 5.4, the Purchase Price shall be adjusted based upon changes in Seller's operating asset components for accounts receivable, Inventory (as defined below) and real estate expenses and taxes and upon the amounts of Party Deposits and certain other deposits and prepaid expenses as noted below.

                  (a) PURCHASE PRICE ADJUSTMENT. The Purchase Price shall be:

                           (i) increased by the amount, if any, by which the Operating Assets (as defined below) as of the Closing Date, as determined pursuant to Section 5.4(b)(i), exceed $741,424.00;

                           (ii) reduced by the amount, if any, by which the Operating Assets as of the Closing Date, as determined pursuant to Section 5.4(b)(i), are less than $741,424.00;

                           (iii) decreased by the dollar amount of the Party Deposits as of the Closing Date;

                           (iv) decreased by the dollar amount of the gift certificates as of the Closing Date;

                           (v) decreased by the present value of the amount, if any, that the Estimated Future Lease Savings (as defined in Section 15.15) are greater than the actual Lease Savings (as defined in Section 15.15) (both as calculated on an aggregate basis) as of the Closing Date which amount shall be discounted at the rate of four percent (4%) per annum; and

                           (vi) decreased by the dollar amount, if any, of the Excluded Prepaid Insurance Amount, as determined pursuant to Section 5.4(d).

                  (b) DETERMINATION OF OPERATING ASSET ADJUSTMENT.

                           (i) For purposes of this Agreement, "OPERATING ASSETS" means the total of the following items: (i) inventory, which shall include
                                    (A) retail, (B) redemption, (C) food and beverage, (D) game cards which have not been issued, and do not evidence an outstanding obligation, to any third party as of the Closing, and (E) redemption tickets which have not been issued, and do not evidence an outstanding obligation, to any third party as of the Closing (collectively, "INVENTORY"), (ii) service parts in depot, and (iii) accounts receivable (less any reserve for doubtful accounts), which shall include event receivables (but shall specifically exclude all (ww) CIP, T/A and F/A receivables, (xx) international receivables, (yy) other receivables, and
                                    (zz) accounts receivable affiliates, which shall include (A) related party management deal receivables, (B)related party receivables, and (C) related party SGW (the accounts receivable described in clauses
                                    (xx) through (zz) of this parenthetical are collectively referred to herein as the "EXCLUDED Receivables")), in each case as
                                    (1) calculated in accordance with GAAP
                                    applied in a manner consistent with the
                                    preparation of the Financial Statements and
                                    (2) consistent with the preparation of the Operating Assets Statement of Seller as of August 22, 2004 (which is attached hereto as SCHEDULE 5.4(b)(i) Operating Assets Statement as of August 22, 2004). The Operating Assets shall not include any assets used solely in connection with the Las Vegas Joint Venture. The Operating Assets shall be determined from a statement of Operating Assets of Seller which must be based on physical inventory as of the close of business on the day immediately preceding the Closing Date and set forth on a statement of the Operating Assets delivered to Purchaser in accordance herewith (the "OPERATING ASSETS STATEMENT"). The Operating Assets Statement shall be prepared by or at the direction of Seller and shall reflect only the Operating Assets of Seller. Seller shall use commercially reasonable efforts to cause the Operating Assets Statement to be delivered to Purchaser within thirty (30) days following the Closing Date, but in no event shall the Operating Assets Statement be delivered later than forty-five (45) days following the Closing Date. Seller shall make available to Purchaser, without cost or expense to Purchaser, the books and records of Seller (and their accountants regarding the business) and personnel of Seller which Purchaser and its accountants reasonably require and take such other action reasonably necessary in order to allow Purchaser to review and confirm the accuracy of the Operating Assets Statement.

                           (ii) The Operating Assets Statement, as prepared by Seller, shall be conclusive and binding upon the parties hereto unless Purchaser shall deliver written notice of a dispute stating that the Operating Assets Statement is not prepared in accordance with the requirements of this Article 5 or is otherwise incorrect (a "DISPUTE NOTICE"), such Dispute Notice to be delivered to Seller within fifteen (15) days following receipt by Purchaser of the Operating Assets Statement. The Dispute Notice shall set forth, in reasonable detail, the items and amounts with which Purchaser disagrees, and Seller and Purchaser shall, within fifteen
                                    (15) days following receipt by Seller of such Dispute Notice, attempt to resolve such dispute and agree in writing upon the final content of the Operating Assets Statement.

                           (iii) If Seller and Purchaser are unable to resolve any such dispute within the fifteen
                                    (15) day period following receipt by Seller of such Dispute Notice, the Los Angeles, California office of a nationally recognized independent accounting firm mutually acceptable to the parties (the "ARBITRATING ACCOUNTANT") shall, within five (5) business days following such fifteen (15) day period, be engaged as arbitrator hereunder to settle such dispute within thirty (30) days following the engagement of the Arbitrating Accountant. In connection with the resolution of any such dispute, the Arbitrating Accountant shall have access to all documents, records, work papers, facilities and personnel necessary to perform its function as arbitrator (and each party shall be given access to any such documents). None of the parties shall be permitted to conduct or take any discovery (other than the access to documents referred to in the preceding sentence), testimony, depositions, cross-examinations or otherwise of the other parties. The Arbitrating Accountant's function shall be to review only those items set forth on the Operating Assets Statement which are in dispute and to resolve the dispute with respect to such items. The Arbitrating Accountant's determination with respect to any such dispute shall be final and binding upon the parties hereto, and judgment may be entered on the determination. The fees and expenses of the Arbitrating Accountant shall be borne equally by Seller and Purchaser. Upon the resolution of such dispute, (1) the Operating Assets Statement shall be revised to reflect such resolution, (2) any adjustment to the Purchase Price and additional payments resulting from such adjustment shall be made within five (5) days following the resolution of such dispute and (3) concurrent with the resolution of such dispute and the making of the required payments, if Seller and Purchaser shall execute a mutual release, in a form and substance satisfactory to such parties, relating only to the resolution of the dispute regarding the Operating Assets Statement.

                  (c) REAL ESTATE EXPENSES AND TAXES.

                           (i) On or prior to the day immediately preceding the Closing Date, Seller shall deliver to Purchaser a statement (the "CLOSING DATE ADJUSTMENT STATEMENT") setting forth

                                    Seller's reasonable estimation of the
                                    amount, as of the Closing Date, of all
                                    prepayments made by Seller for periods
                                    following the Closing Date and all accrued obligations of Seller for periods prior to the Closing Date, in each case with respect to base rent, percentage rent or other monthly rent payments, real property taxes and personal property taxes that are to be paid by Seller in accordance with the Assumed Leases (collectively, the "ADJUSTMENT EXPENSES"). Seller shall offset any prepayments, which are included in the - Adjustment Expenses, against any accrued obligations that remain unpaid, which are also included in the Adjustment Expenses, and the resulting dollar amount shall be referred to herein as the "ESTIMATED CLOSING DATE ADJUSTMENT Amount". At the Closing, the Purchase Price shall be increased or decreased by the Estimated Closing Date Adjustment Amount.

                           (ii) Following the Closing, Seller shall prepare a statement (the "FINAL CLOSING DATE ADJUSTMENT STATEMENT") setting forth the actual amount, as of the Closing Date, of the Adjustment Expenses, the total of which shall be referred to herein as the "FINAL CLOSING DATE ADJUSTMENT AMOUNT." Seller shall use commercially reasonable efforts to cause the Final Closing Date Adjustment Statement to be delivered to Purchaser within thirty (30) days following the Closing Date, but in no event later than forty-five (45) days following the Closing Date. The Purchase Price, as adjusted pursuant to subsection (A) hereof, shall be
                                    (i) reduced by the amount, if any, by which the Estimated Closing Date Adjustment Amount exceeds the Final Closing Date Adjustment Amount, or (ii) increased by the amount, if any, by which the Final Closing Date Adjustment Amount exceeds the Estimated Closing Date Adjustment Amount. Seller shall make available to Purchaser, without cost or expense to Purchaser, the books and records of Seller (and its accountants regarding the business) and personnel of Seller which Purchaser and its accountants reasonably require and take such other action reasonably necessary in order to allow Purchaser to review and confirm the accuracy of the Final Closing Date Adjustment Statement.

                           (iii) The Final Closing Date Adjustment Statement, as prepared by Seller, shall be conclusive and binding upon the parties hereto unless Purchaser shall deliver written notice of a dispute stating that the Final Closing Date Adjustment Statement is not prepared in accordance with the requirements of this
                                    Article 5 or is otherwise incorrect (an
                                    "ADJUSTMENT DISPUTE NOTICE"), such
                                    Adjustment Dispute Notice to be delivered to Seller within fifteen (15) days following receipt by Purchaser of the Final Closing Date Adjustment Statement. The Adjustment Dispute Notice shall set forth, in reasonable detail, the items and amounts with which Purchaser disagrees, and Seller and Purchaser shall, within fifteen (15) days following receipt by Seller of such Adjustment Dispute Notice, attempt to resolve such dispute and agree in writing upon the final content of the Final Closing Date Adjustment Statement.

                           (iv) If Seller and Purchaser are unable to resolve any such dispute within the fifteen
                                    (15) day period following receipt by Seller of such Adjustment Dispute Notice, the Arbitrating Accountant shall, within five
                                    (5) business days following such fifteen
                                    (15) day period, be engaged as arbitrator hereunder to settle such dispute within thirty (30) days following the engagement of the Arbitrating Accountant. In connection with the resolution of any such dispute, the Arbitrating Accountant shall have access to all documents, records, work papers, facilities and personnel necessary to perform its function as arbitrator (and each party shall be given access to any such documents). None of the parties shall be permitted to conduct or take any discovery (other than the access to documents referred to in the preceding sentence), testimony, depositions, cross-examinations or otherwise of the other parties. The Arbitrating Accountant's function shall be to review only those items set forth on the Final Closing Date Adjustment Statement which are in dispute and to resolve the dispute with respect to such items. The Arbitrating Accountant's determination with respect to any such dispute shall be final and binding upon the parties hereto, and judgment may be entered on the determination. The fees and expenses of the Arbitrating Accountant shall be borne equally by Seller and Purchaser. Upon the resolution of such dispute, (1) the Final Closing Date Adjustment Statement shall be revised to reflect such resolution,
                                    (2) any adjustment to the Purchase Price and additional payments resulting from such adjustment shall be made within five (5) days following the resolution of such dispute and (3) concurrent with the resolution of such dispute and the making of the required payments, if any, Seller and Purchaser shall execute a mutual release, in a form and substance satisfactory to such parties, relating only to the resolution of the dispute regarding the Final Closing Date Adjustment Statement.

                  (d) PREPAID INSURANCE. For purposes of this Agreement, "Excluded Prepaid Insurance Amount" means the refund that would be available to the Seller on the Closing Date under any and all insurance contracts of the Seller relating to the Purchased Assets for which Seller does not obtain an endorsement naming Purchaser as an additional insured as to that insurance contract as of the Closing Date (a "NON ENDORSED INSURANCE CONTRACT"). Within thirty (30) days following the Closing Date, or as soon as reasonably practicable after receipt of such information from the Seller's insurance broker, the Seller shall deliver to Purchaser SCHEDULE 5.4(d) which schedule shall contain the refund the Seller was entitled to receive with respect to each Non Endorsed Insurance Contract and cash in the amount of all such refunds set forth on such schedule. Any disputes regarding the contents of Schedule 5.4(d) shall be resolved in accordance with the same resolution procedures used to resolve disputes concerning the Operating Assets Statement set forth in Section 5.4(b).

                                    ARTICLE 6
                                     CLOSING

         Section 6.1. CLOSING DATE. Subject to the terms and conditions hereof, the closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Seller's counsel, Levene, Neale, Bender, Rankin & Brill L.L.P., 1801 Avenue of the Stars, Suite 1120, Los Angeles, California 90067, on the date (the "CLOSING DATE") which is the third (3rd) business day following the date on which all conditions to Closing set forth in Articles 10 and 11 hereof have been satisfied or waived. The Closing shall be effective as of 2:00 a.m. Pacific Time on the day after the Closing Date.

                                   ARTICLE 7
                     SELLER'S REPRESENTATIONS AND WARRANTIES

         Seller represents and warrants to Purchaser that the statements contained in this Article 7 are, to Seller's Knowledge, true, correct and complete as of the date of this Agreement and will, to Seller's Knowledge, be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
Article 7).

         Section 7.1. ORGANIZATION, QUALIFICATION AND CORPORATE POWER. Seller is a limited liability company duly organized, validly existing and in good standing under the Laws of the state of Delaware and has all necessary power and authority to own and operate its properties and to carry on its business as it is now being conducted and is in good standing under the Laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a Material Adverse Effect and, subject to obtaining Bankruptcy Court approval of this Agreement as contemplated herein, to carry out the transactions contemplated by this Agreement and the other Transaction Documents. Seller has the power and authority to execute and deliver and, subject to entry of the Sale Order, perform its obligations under this Agreement and the other Transaction Documents, and to undertake the transactions contemplated hereby and thereby. As used herein, the term "TRANSACTION DOCUMENTS" means this Agreement and all other agreements, documents and instruments executed in connection herewith or required to be executed and/or delivered by the parties or any one or more of them in accordance with the provisions of this Agreement.

         Section 7.2. AUTHORIZATION, EXECUTION AND DELIVERY OF AGREEMENT AND TRANSACTION DOCUMENTS. The execution, delivery and performance of this Agreement and the other Transaction Documents by Seller and the transfer or assignment of the Purchased Assets to Purchaser have been duly and validly authorized and approved by all necessary action of its Board of Managers. Subject to obtaining the Sale Order and pursuant thereto, Seller will have full power, right and authority to sell and convey to Purchaser the Purchased Assets owned by Seller. The Sale Order to be entered by the Bankruptcy Court shall provide that this Agreement is, and each of the other Transaction Documents when so executed and delivered will be, a valid and binding obligation of Seller, enforceable against such Seller in accordance with its terms.

         Section 7.3. TITLE TO AND CONDITION OF ASSETS. Seller has good and marketable title to or a valid leasehold interest in, as applicable, all of the properties and assets included in the Purchased Assets which are material to the operation of that aspect of the Business as it is conducted on the execution date of this Agreement. The tangible Purchased Assets are in good working order, ordinary wear and tear excepted, and are free from material defects known to Seller; provided, however, Purchaser acknowledges that from time to time certain games and other tangible Purchased Assets are not in working order and are under repair.

         Section 7.4. LITIGATION. SCHEDULE 7.4 hereto sets forth each instance in which Seller's interest in the Purchased Assets (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge, or (ii) is a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction.

         Section 7.5. REAL PROPERTY. Seller has no fee interests in any real property.

         Section 7.6. NO VIOLATION OF LAWS OR AGREEMENTS. The Sale Order shall contain findings by the Bankruptcy Court that the execution and delivery by Seller of this Agreement and other documents contemplated hereby to which Seller is a party, the performance by Seller of its obligations hereunder and thereunder and the consummation by Seller of the transactions contemplated herein will not violate in any material respect, any statute or Law or any judgment, decree, order, regulation or rule of any court or governmental authority to which Seller is subject or any contract, instrument or other agreement to which Seller is a party.

         Section 7.7. CONDUCT OF BUSINESS IN COMPLIANCE WITH LAW. The conduct of the Business as it relates to the Purchased Assets is and has been in compliance with all Laws, except where the failure to so comply, individually or in the aggregate, would not have a Material Adverse Effect on Seller, the Business as it relates to the Purchased Assets has all material Permits necessary for the operation of the Purchased Assets as currently operated. It is expressly understood that nothing in this Section 7.7 is intended to address any compliance issue that is specifically addressed by any other representation or warranty set forth herein, which compliance issues must be met to the full standard required by the applicable representation and warranty.

         Section 7.8. FINANCIAL STATEMENTS. Attached hereto as Exhibit D are (i) the audited consolidated balance sheet and income statements of Seller as of and for the year ended March 30, 2003, and (ii) unaudited consolidated balance sheet and income statements of Seller for the fiscal year ended March 30, 2004 and for the period ended August 22, 2004 (the "MOST RECENT FISCAL MONTH END") (together, the "FINANCIAL STATEMENTS"). The Financial Statements have been prepared in accordance with GAAP, except as otherwise provided on SCHEDULE 7.8 hereto, on a consistent basis throughout the periods covered thereby and present fairly in all material respects the financial condition and results of operations of Seller as of such dates and the results of operations of Seller for such periods.

         Section 7.9. LABOR MATTERS. Except as otherwise provided on SCHEDULE
7.9 hereto, to Seller's Knowledge (i) there are no material claims (i.e., claims not covered by insurance) by any or on behalf of any of the employees of the Business pending with respect to their employment or benefits incident thereto, including, but not limited to, sexual harassment and discrimination claims and claims arising under workers' compensation laws which are not ordinary course of business claims for a business such as the Business (collectively, "EMPLOYEE CLAIMS"), and (ii) there have been no organizational efforts known to Seller during the past five years involving any of such employees to organize into a collective bargaining unit.

         Section 7.10. TRANSFERRED INTELLECTUAL PROPERTY. Seller or its Affiliates are the sole owners of the Transferred Intellectual Property. Except as set forth on SCHEDULE 7.10 attached hereto, no claims have been asserted or threatened nor has any Seller received notice of any such claim that (i) the operations of Seller infringe upon or misappropriate the rights of any other person in respect of any Transferred Intellectual Property, or (ii) any Transferred Intellectual Property or the use by Seller of such Transferred Intellectual Property is invalid or unenforceable.

         Section 7.11. INTENTIONALLY OMITTED.

         Section 7.12. BROKERS. Except for SSG Capital Advisors, L.P., and Cushman & Wakefield and Julien J. Studley, Inc. ("STUDLEY"), Seller has not engaged any agent, broker or other Person acting pursuant to the express or implied authority of Seller which is or may be entitled to a commission or broker or finder's fee in connection with the transactions contemplated by this Agreement or otherwise with respect to the sale of the Purchased Assets.

                                   ARTICLE 8
                           PURCHASER'S REPRESENTATIONS

         Purchaser represents and warrants (and as to Section 8.5, acknowledges) to Seller that the statements contained in this Article 8 are true, correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article 8).

         Section 8.1. ORGANIZATION; QUALIFICATION AND CORPORATE POWER. Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the State of Utah. Purchaser has all necessary power and authority to
(a) own and operate its properties, (b) carry on its business as it is now being conducted, (c) perform its obligations under this Agreement and the other Transaction Documents, and to undertake and carry out the transactions contemplated hereby and thereby, and (d) own and operate the Purchased Assets and Business.

         Section 8.2. AUTHORIZATION, EXECUTION AND DELIVERY OF AGREEMENT AND TRANSACTION DOCUMENTS. All necessary consents and approvals have been obtained by Purchaser for the execution and delivery of this Agreement and the Transaction Documents. The execution, delivery and performance of this Agreement and the other Transaction Documents in accordance with their terms by Purchaser have been duly and validly authorized and approved by all necessary corporate action. Purchaser has full power, right and authority to acquire the Purchased Assets. This Agreement is, and each of the other Transaction Documents when so executed and delivered will be, a valid and binding obligation of Purchaser, enforceable against it in accordance with its terms.

         Section 8.3. BROKERS. Purchaser has not engaged any agent, broker or other Person acting pursuant to the express or implied authority of Purchaser which is or may be entitled to a commission or broker or finder's fee in connection with the transactions contemplated by this Agreement or otherwise with respect to the sale of the Purchased Assets.

         Section 8.4. FUNDING. Purchaser has available to it all of the required cash or financing to pay the Purchase Price at Closing and to otherwise perform all of Purchaser's obligations pursuant to this Agreement. Purchaser's financial ability to consummate the transaction under this Agreement is therefore not subject to any financing contingency.

         Section 8.5. "AS IS" TRANSACTION; DISCLAIMER OF IMPLIED WARRANTIES. Except as expressly provided in Article VII above, Purchaser hereby acknowledges and agrees that Seller makes no representations or warranties whatsoever, express or implied, with respect to any matter relating to the Purchased Assets (including income to be derived or expenses to be incurred in connection with the Purchased Assets, the physical condition of any personal property comprising a part of the Purchased Assets or which is the subject of any Assumed Contract, the environmental condition or other matter relating to the physical condition of any real property or improvements which are the subject of any Assumed Contract, the zoning of any such real property or improvements, the value of the Purchased Assets (or any portion thereof), the transferability of the Purchased Assets, the terms, amount, validity, collectibility or enforceability of any accounts receivable or any Assumed Liabilities or Assumed Contract, the title of the Purchased Assets (or any portion thereof), the merchantability or fitness of the personal property comprising a portion of the Purchased Assets or any other portion of the Purchased Assets for any particular purpose, or any other matter or thing relating to the Purchased Assets (or any portion thereof). Without in any way limiting the foregoing, except as otherwise expressly provided in
Article VII above, Sellers hereby disclaim any warranty (express or implied) of merchantability or fitness for any particular purpose as to any portion of the Purchased Assets. Purchaser further acknowledges that Purchaser has conducted an independent inspection and investigation of the physical condition of all portions the Purchased Assets and all such other matters relating to or affecting the Purchased Assets as Purchaser deemed necessary or appropriate and that in proceeding with the consummation of its acquisition of the Purchased Assets, except for the representations and warranties set forth in Article VII above, Purchaser is doing so based solely upon such independent inspections and investigations. Accordingly, and in light of the fact that the representations and warranties set forth in Article VII will lapse and terminate and be of no further force or effect following the Closing, Purchaser will accept the Purchased Assets at the Closing "AS IS," "WHERE IS," AND "WITH ALL FAULTS."

                                   ARTICLE 9
                       SELLER'S AND PURCHASER'S COVENANTS

         Section 9.1. CONDUCT OF BUSINESS. Subject to any restrictions and obligations imposed by the Bankruptcy Court, Seller will not, without Purchaser's consent, engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business, including, without limitation, any amendment or change to its employee retention program. Without limiting the generality of the foregoing (but subject to the express limitation set forth in the immediately preceding sentence), Seller will, other than in the Ordinary Course of Business, refrain from doing any of the following in respect of the Purchased Assets: (i) disposing of, or transferring, any material Purchased Asset, (ii) transferring any tangible Purchased Asset to any other location to the extent that such other location is not among the locations which is the subject of an Assumed Lease or otherwise part of the Purchased Assets,
(iii) except as otherwise provided or required in this Agreement with respect to the Lease Modifications, terminating, amending or modifying the material terms of any of the Assumed Contracts; provided that Seller shall have the right to further modify and amend the Lease Modifications and Assumed Contracts if such modifications and amendments do not adversely affect the material terms thereof, or, if so, then only so long as when aggregated with all others made to the Lease Modifications and/or Assumed Contracts from the date hereof to the Closing, such modifications and amendments would not result in a Material Adverse Effect, or (iv) making any change in the compensation payable or to become payable to the employees of the Business, other than increases or promotions in the Ordinary Course of Business or compensation provided for in Seller's key employee retention program approved by the Bankruptcy Court by order entered on April 27, 2004; provided, however, notwithstanding anything to the contrary in the preceding sentence, Seller may, upon prior written notice to Purchaser in their reasonable discretion take such actions in connection with or as a result of the consequences (adverse or otherwise) of filing the Chapter 11 Case, if any, to cure defaults in respect of the Assumed Contracts.

         Section 9.2. MUTUAL COVENANTS. The parties hereto mutually covenant (and subject to the other terms of this Agreement):

                  (a) from the date of this Agreement to the Closing Date, to cooperate with each other in determining whether filings are required to be made or consents required to be obtained in any jurisdiction in connection with the consummation of the transactions contemplated by this Agreement and in making or causing to be made any such filings promptly and in seeking to obtain timely any such consents (each party hereto shall furnish to the other and to the other's counsel all such information as may be reasonably required in order to effectuate the foregoing action), which consents shall not, in any event, include any consent the need for which is obviated by the Sale Order or otherwise by the provisions of the Bankruptcy Code;

                  (b) after the Closing Date, each of the parties hereto will give, or cause to be given, to the other and/or the other's representatives, during normal business hours: (i) reasonable access, to the extent permitted by applicable law, to its personnel, properties, titles, contracts, books, records, files and documents (collectively, the "DOCUMENTATION"); PROVIDED, HOWEVER, Seller shall only be entitled to such reasonable access from Purchaser as required in connection with the transactions contemplated hereby or as is otherwise necessary or appropriate in connection with Seller's ongoing administration and/or closing of the Bankruptcy Case; and (ii) at the requesting party's expense, copies of such Documentation, as necessary to allow the requesting party to obtain information in connection with any claims, demands, other audits, suits, actions or proceedings by or against such requesting party as the owner and operator of the Purchased Assets and the Business or otherwise in furtherance of the purposes described in clause (i) above, including, without limitation, in connection with Seller's bankruptcy proceedings. In connection with access to the records of a party's accountants, the requesting party shall execute and deliver such "hold harmless" agreements as the other party's accountants may reasonably request; and

                  (c) from the date of this Agreement to the Closing Date, to advise the other parties promptly if such party determines that any condition precedent to its obligations hereunder will not be satisfied in a timely manner.

         Section 9.3. FILINGS AND AUTHORIZATIONS. The parties hereto shall, as promptly as practicable, cause to be made all such filings and submissions as may be required to consummate the terms of this Agreement. Seller and Purchaser shall keep each other apprised of the status of any communications with, and inquiries or requests for additional information from, any Governmental Authority, and shall comply promptly with any such inquiry or request. Seller shall not make any filings or submissions without the prior approval of Purchaser, which approval shall not be unreasonably withheld.

         Section 9.4. ACCESS TO INFORMATION.

                  (a) Prior to and through the date on which the Sale Order is entered by the Bankruptcy Court, Seller shall, so long as such cooperation and access are not materially disruptive of Seller's operation of the Business, cooperate with Purchaser and shall give Purchaser and its representatives (including Purchaser's accountants, consultants, counsel and employees), upon reasonable notice and during normal business hours, full access to the properties (including any Leased Real Property), contracts, leases, equipment, employees, affairs, books, documents, records and other information of Seller to the extent relating to the Business, the Purchased Assets, Assumed Liabilities, and any other aspect of this Agreement and shall cause their respective officers, employees, agents and representatives to furnish to Purchaser all available documents, records and other information (and copies thereof), to the extent relating to the Business, the Purchased Assets, Assumed Liabilities, and any other aspect of this Agreement as Purchaser may reasonably request. Purchaser expressly acknowledges and agrees that nothing in this Section 9.4 is intended to give rise to a condition or contingency of any kind to Purchaser's obligation to consummate the transactions contemplated in this Agreement.

                  (b) Seller agrees to use commercially reasonable efforts to obtain consent from any third party with respect to a restriction against allowing Purchaser to receive and review any contract, agreement or lease of Seller.

         Section 9.5. PUBLIC ANNOUNCEMENT. Subject to the provisions of the Bankruptcy Code and Seller's right to make such filings and disclosures as it in good faith deems necessary or appropriate in connection with the Bankruptcy Case, no party hereto shall make or issue, or cause to be made or issued, any public announcement or written statement concerning this Agreement or the transactions contemplated hereby without the prior written consent of the other party hereto (which will not be unreasonably withheld or delayed), unless counsel to such party advises that such announcement or statement is required by law (in which case the parties hereto shall make reasonable efforts to consult with each other prior to such required announcement).

         Section 9.6. TAXES.

                  (a) Seller shall be responsible for all taxes, charges, fees, levies, penalties or other assessments imposed by any federal, state, territorial, local or foreign taxing authority, including income, gross receipts, excise, property, sales, transfer, franchise, payroll, withholding, social security and other taxes, and shall include any interest, penalties or additions attributable thereto ("TAXES") in connection with, relating to or arising out of the Business or the ownership of the Purchased Assets, or the Assumed Liabilities attributable to taxable periods, or portions thereof, ending on or before the Closing, which Taxes shall be a Non-Assumed Liability. Purchaser shall be responsible for all Taxes in connection with, relating to or arising out of the Purchased Assets attributable to taxable periods, or portions thereof, from and after the Closing. All state and local sales and use Taxes, to the extent attributable to periods prior to the Closing, shall be paid or otherwise discharged by Seller.

                  (b) If Seller is unable to obtain an exemption, pursuant to
Section 1146(c) of the Bankruptcy Code in the Sale Order, from all transfer and documentary Taxes and recording fees and Taxes applicable to the transactions contemplated hereby (collectively, the "TRANSFER TAXES"), such Transfer Taxes shall be borne and paid fifty percent (50%) by Seller and fifty percent (50%) by Purchaser.

                  (c) Seller and Purchaser shall (i) provide the other with such assistance as may reasonably be requested by either of them in connection with the preparation of any return, report, information return or other document (including any related or supporting information) ("TAX RETURN"), any audit or other examination by any taxing authority or any judicial or administrative proceeding with respect to Taxes, (ii) retain and provide the other with any records or other information which may be relevant to such return, audit, examination or proceeding, and (iii) provide the other with any final determination of any such audit or examination proceeding or determination that affects any amount required to be shown on any Tax Return of the other for any period (which shall be maintained confidentially).

         Section 9.7. CONSENTS. Each party hereto will use its reasonable commercial efforts and will cooperate with the other party hereto to obtain all consents required from third persons, whose consent or approval is required pursuant to any Assumed Contract, Assumed Lease, Permit, or otherwise, in order to consummate the transaction contemplated hereby; provided it shall be the responsibility of Seller to obtain any necessary such consents; and further provided that Purchaser and Seller agree that Seller shall not be required to obtain any consent the need for which is obviated by the entry of the Sale Order or otherwise by any provision of the Bankruptcy Code.

         Section 9.8. GOOD FAITH EFFORTS. Without limiting the specific obligations of any party hereto under any covenant or agreement hereunder, each party hereto shall use its good faith efforts to take all action and do all things necessary to consummate the transactions contemplated in this Agreement on or before the Outside Date.

         Section 9.9. EMPLOYEES. Purchaser shall, prior to the Closing Date, make offers of employment, to substantially all of Seller's current employees. The employment of any employees of Seller to whom Purchaser offers employment and who accept such employment with Purchaser after the Closing shall be at-will. Nothing in this Section 9.9 is intended to create any claim or right against Purchaser on the part of any employee of Seller and no such employee shall be entitled to assert any claim or right hereunder. Subject to the foregoing, Purchaser shall have the right in the good faith exercise of operations and managerial discretion in its sole discretion to make changes or cause changes to be made after the Closing in compensation, benefits and other terms of employment to terminate any such transferred employee. In addition, notwithstanding anything to the contrary in this Section 9.9, Purchaser may, in it sole discretion, terminate any transferred employee with or without cause, at any time.

                  Section 9.10. COBRA LIABILITY. To the extent "continuation coverage" (within the meaning of Internal Revenue Code ("Code") Section 4980B) is required to be provided, Purchaser will assume responsibility for individuals who are "M & A qualified beneficiaries" (within the meaning of Treasury Regulations under Code Section 4980B) with respect to the transactions contemplated by this Agreement, either through Purchaser's own group health plans or through the group health plans of a member of the Purchaser's controlled group, as of the Closing. In addition, Purchaser agrees that in the event any of the "covered employees' (within the meaning of Treasury Regulation under Code Section 4980B) currently employed at Seller's Las Vegas Joint Venture location, the assets of which location shall not be acquired as part of this transaction, becomes a qualified beneficiary during the period ending thirty
(30) days after the Closing Puraser shall make continuation coverage available to such employee on the same terms as if the qualified beneficiary was an M&A qualified beneficiary under the prior sentence.

                  Section 9.11. LIQUOR LICENSES. Purchaser shall be responsible for and use its commercially reasonable efforts to obtain all required consents of alcoholic beverage control and similar governmental authorities to the transactions contemplated herein. If any such required consents have not been obtained with respect to any locations of the Business included in the Purchased Assets such that Purchaser would not be able to operate such locations (herein a "FAILED SITE") on and after the Closing, then Seller and Purchaser shall, to the extent reasonably practicable enter into such management, concession or similar arrangements reasonably requested by Purchaser (an "ALTERNATIVE ARRANGEMENT") as may be permitted under alcoholic beverage control laws that would permit the operation of the Failed Site(s) by Purchaser after the Closing without any adverse economic effect on Purchaser or Seller. Purchaser shall indemnify, defend (with counsel reasonably satisfactory to Seller), protect and save and hold Seller and its respective, officers, directors, employees, agents, and other representatives of, from and against any claims, demands, liabilities, demands, actions, causes or action, losses, costs, penalties, and expenses (including, without limitation, attorneys' fees, except that in the case of attorneys' fees incurred by Seller in connection with an Alternative Arrangement, (i) expenses shall only include reasonable attorneys' fees ; and
(ii) such reasonable attorneys' fees shall only be so included if Seller promptly caused written notice of the assertion of any such claim of which it had knowledge which it reasonably believed to be covered by this indemnity to have been forwarded to Purchaser) as they or any of them may suffer or incur in connection with or by reason of any Alternative Arrangement(s) the parties may at any time enter into. If, as of the date of Closing, no Alternative Arrangement can be implemented without material adverse impact on Purchaser or Seller, then at the Closing, (i) the amount of the Purchase Price attributable to such Failed Site(s) (as set forth on SCHEDULE 9.11 hereto) will be set aside from the Purchase Price and paid by Purchaser to the Escrow Agent; (ii) the Closing as to such Failed Site(s) will be extended (although not beyond the Outside Closing Date) until the required consent(s) are obtained, (iii) if the Closing as to such Failed Site(s) occurs, the Escrow Agent shall pay all funds held by it in respect of the applicable Failed Site(s) to Seller, and (iv) if the Closing as to such Failed Site(s) does not occur prior to the Outside Closing Date for any reason, the Escrow Agent shall return all funds held by it in respect of the applicable Failed Site(s) to Purchaser. In addition, if the Closing as to such Failed Site(s) does not occur prior to the Outside Closing Date for any reason, the lease associated with such Failed Site(s) shall no longer be assumed by Purchaser and such lease(s) shall be an Excluded Contract. Notwithstanding anything to the contrary in this Section 9.11 or any other provision of this Agreement, (i) any location with respect to which the alcoholic beverage control or other similar governmental authorities disapprove the transfer of a liquor license to Purchaser by reason of the identity of any principal of Purchaser or for any other reason specific or particular to Purchaser shall not be deemed a Failed Site and Seller have no obligation to enter into an Alternative Arrangement with respect thereto, (ii) Purchaser's obligation to consummate the transactions contemplated herein shall not be conditioned upon the transfer of the liquor license with respect to such location, (iii) Purchaser shall not be entitled to any reduction or other adjustment of the Purchase Price on account of the fact that such liquor license is not among the Purchased Assets transferred to Purchaser at the Closing, and
(iv) as provided in the immediately preceding sentence of this Section 9.11, the lease associated with such location shall be deemed an Excluded Contract at Purchasers option in its sole discretion.

                  Section 9.12. CURE PAYMENTS. Seller shall be responsible for paying, as and when required by the Sale Order, any cure payments or amounts which the Bankruptcy Court determines to be due and payable as a condition to assumption and assignment of the Assumed Contracts and the Assumed Leases.

                  Section 9.13. FURTHER ASSURANCES. From time to time after the Closing and without further consideration, Purchaser and Seller, at the request of the other, will execute and deliver such other instruments of conveyance and transfer or other instruments or documents, and take or arrange for such other actions, as may reasonably be required to effect any of the transactions contemplated by this Agreement or to provide any party hereto with the benefits intended to be conferred and conveyed by this Agreement; provided that, notwithstanding anything to the contrary in this Section 9.13 or any other provision of this Agreement, neither Purchaser nor Seller shall be required to execute any document or take any action that would (i) increase the liability or obligation of the party of whom such document or action is requested beyond that such party would have pursuant to the other provisions of this Agreement, (ii) require or cause the party of whom such action or document is requested to initiate, join in or otherwise become a party to any litigation, action or other proceeding, (iii) cause such party to incur any material cost or expense that is not already imposed upon it by another provision of this Agreement. The parties undertake, for a period of two (2) years (or the applicable statute of limitations) after the Closing Date (or, as to Seller, until the Bankruptcy Case is closed if that occurs sooner), to retain at their own expense all records and documents relating to the Purchased Assets and to make such records and documents available for inspection and copying at reasonable times and upon reasonable notice, at the expense of the requesting party; provided, however, no party shall be required to make available records and documents which it is prohibited to make available by law.

         Section 9.14. NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Except for the provisions of Section 8.5 hereof (which Purchaser and Seller expressly agree shall survive the Closing), none of the representations and warranties of Seller or Purchaser contained in this Agreement or made in any other documents or instruments delivered pursuant to this Agreement shall survive the Closing hereunder.

         Section 9.15. USE OF GLENDALE OFFICE SPACE. As of the date of this Agreement, Seller agrees to provide access to Purchaser to Seller's corporate offices located in Glendale, California. Such access shall include, at a minimum, access to one (1) designated executive office, including telephone, computer, printer and internet access.

         Section 9.16. INTENTIONALLY OMITTED.

         Section 9.17. INTENTIONALLY OMITTED.

         Section 9.18. LITIGATION. Seller agrees to continue to cooperate with and reasonably assist Purchaser with respect to litigation matters related to the Purchased Assets that arise or relate to the period after the Closing; provided, however, such assistance shall not require Seller to initiate, join in or otherwise become a party to any litigation, action or other proceeding, and, provided, further that any material out of pocket costs relating to Seller's obligations under this paragraph shall be borne by Purchaser.

         Section 9.19. INSURANCE. Seller agrees to use its commercially reasonable efforts to cause Purchaser to be named as an additional insured on all liability insurance and all property insurance policies relating to the Purchased Assets which are currently in place, provided, however, that in no event shall Seller be required to take any action in connection therewith that would (i) increase Seller's liability or obligation beyond that Seller would have pursuant to the other provisions of this Agreement, (ii) require or cause Seller to initiate, join in or otherwise become a party to any litigation, action or other proceeding, or (iii) cause Seller to incur any material cost or expense that is not already imposed upon Seller by another provision of this Agreement, including, but not limited to paying any additional premiums in order to add Purchaser as an additional insured as contemplated by this Section 9.19.

                                   ARTICLE 10
             CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATION TO CLOSE

         The obligation of Purchaser under this Agreement with respect to the purchase and sale of the Purchased Assets shall be subject to the fulfillment on or prior to the Closing of each of the following conditions, any of which may be waived in writing by Purchaser:

         Section 10.1. ACCURACY OF REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF THIS AGREEMENT. Each of the representations and warranties made by Seller shall be true and correct in all material respects on and as of the date hereof (unless such representation or warranty is given as of a particular date in which case such representation or warranty will be considered only as of such particular date) and at and as of the Closing Date, except to the extent that such representations and warranties are qualified by terms such as "material" and "Material Adverse Effect," in which case such representations and warranties shall be true and correct in all respects at and as of the Closing Date. Seller shall have complied with and performed in all material respects all of the agreements and covenants required by this Agreement and each other Transaction Document to be performed or complied with by it on or prior to the Closing.

         Section 10.2. AUTHORIZING RESOLUTIONS. Seller shall have delivered to Purchaser copies of the authorizing resolutions of its Management Committee authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents and all instruments and documents to be delivered in connection herewith and the transactions contemplated hereby or thereby, duly certified by an authorized officer of Seller.

         Section 10.3. BILL OF SALE; ASSUMPTION AGREEMENT. Seller shall have delivered to Purchaser an executed Bill of Sale and Assumption Agreement pursuant to Sections 4.1 and 4.2 hereof.

         Section 10.4. BANKRUPTCY MATTERS. The Sale Procedure Order and the Sale Order, respectively, shall have been entered by the Bankruptcy Court by no later than the Outside Procedure Order Date and the Outside Sale Order Date, respectively. The Sale Order must be in effect, and must not have been reversed or stayed or modified in any material respect.

         Section 10.5. RESTRUCTURING OF ASSUMED LEASES. Seller and the relevant landlords shall have mutually executed and delivered the Lease Modifications as contemplated Section 2.1(c) hereof.

         Section 10.6. SATISFACTION OF ALL CURE PAYMENTS. Seller shall have paid in full, pursuant to Section 9.12 hereof, those cure payments, if any, that the Sale Order requires Seller to pay concurrently with the Closing.

         Section 10.7. CONSENTS. Purchaser shall have received consents to the transactions contemplated hereby and waivers of rights to terminate or modify any material rights or obligations of Seller from any Person from whom such consent or waiver is required under any Assumed Contracts or instruments who, as a result of the transactions contemplated hereby, would have such rights to terminate or modify such Assumed Contracts or instruments, either by the terms thereof or as a matter of law; provided that, the consents required under this
Section 10.7 shall not, in any event, include any consent the need for which is obviated by the Sale Order or otherwise by the provisions of the Bankruptcy Code.

         Section 10.8. NO MATERIAL ADVERSE CHANGE OR DESTRUCTION OF PROPERTY. Between the date hereof and the Closing and except as otherwise provided in this Agreement, (i) there shall have been no Material Adverse Change to Seller, the Business, the Purchased Assets which would continue to affect the Business or the Purchased Assets following the Closing, or which would otherwise continue to impact, following the Closing, the benefits and liabilities of the transaction contemplated under this Agreement, (ii) there shall have been no adverse federal, state or local legislative change affecting in any material respect the Purchased Assets, which would continue to affect the Business or the Purchased Assets following the Closing, or which would otherwise continue to impact, following the Closing, the benefits and liabilities of the transaction contemplated under this Agreement, and (iii) none of the Assumed Leases and Purchased Assets of Seller shall have been damaged by fire, flood, casualty, act of God or the public enemy or other cause (regardless of insurance coverage for such damage) which damages have a Material Adverse Effect and will continue to have a Material Adverse Effect following the Closing.

         Section 10.9. OUTSIDE CLOSING DATE. The Closing shall have occurred no later than the Outside Date.

                                   ARTICLE 11
              CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE

         The obligations of Seller under this Agreement with respect to the purchase and sale of the Purchased Assets shall be subject to the fulfillment on or prior to the Closing of each of the following conditions, any of which may be waived in writing by Seller:

         Section 11.1. ACCURACY OF REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF THIS AGREEMENT. Each of the representations and warranties made by Purchaser in this Agreement shall be true and correct in all material respects on and as of the date hereof (unless such representation or warranty is given as of a particular date in which case such representation or warranty will be considered only as of such particular date) and at and as of the Closing Date.

         Section 11.2. AUTHORIZING RESOLUTIONS. Purchaser shall have delivered to Seller copies of the authorizing resolutions of its Board of Directors authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents and all instruments and documents to be delivered in connection herewith and the transactions contemplated hereby or thereby, duly certified by an authorized officer of Purchaser.

         Section 11.3. ASSUMPTION AGREEMENT. Purchaser shall have delivered to Seller an executed Assumption Agreement pursuant to Section 4.2 hereof.

         Section 11.4. BANKRUPTCY MATTERS. The Sale Procedure Order and the Sale Order, respectively, shall have been entered by the Bankruptcy Court by no later than the Outside Procedures Order Date and the Outside Sale Order Date, respectively. The Sale Order must be in effect, and must not have been reversed or stayed or modified in any material respect.

         Section 11.5. OUTSIDE CLOSING DATE. The Closing shall have occurred no later than the Outside Date.

         Section 11.6. GLENDALE LETTER OF CREDIT. The Glendale L/C shall either
(i) have been returned to Seller without any further drawings thereunder except to the extent of drawings made based upon defaults by Seller occurring prior to the Closing, or (ii) be terminated or cancelled in a manner reasonably satisfactory to Seller, with any monies held with respect to the Glendale L/C having been returned to Seller.

                                   ARTICLE 12
                                 INDEMNIFICATION

         Section 12.1. INDEMNIFICATION BY PURCHASER. Subject to the provisions of this Article 12 and if (but only if) the Closing is consummated, Purchaser agrees to indemnify, defend and hold Seller, its subsidiaries, officers, directors, advisors, employees, representatives, Affiliates, successors and assigns (collectively, the "SELLER INDEMNIFIED PARTIES") harmless of, from and against the aggregate of all losses, costs, damages, claims, demands, obligations, liabilities, actions, causes of action, fine, liens, charges, penalties, costs and expenses (including, without limitation, all court costs and attorneys' fees) (collectively, "INDEMNIFICATION COSTS") incurred or suffered by Seller, resulting from failure of Purchaser to satisfy the Assumed Liabilities.

         Section 12.2. DETERMINATION OF DAMAGES AND RELATED MATTERS. In calculating any amounts payable pursuant to Section 12.1 hereof, Purchaser shall receive credit for any insurance recoveries. Seller shall have no right to recover special, consequential or punitive damages.

         Section 12.3. NOTICE OF INDEMNIFICATION. In the event any legal proceeding shall be instituted or any claim or demand shall be asserted by any Seller Indemnified Party entitled to indemnification in respect of which payment may be sought under the provisions of this Article 12, any Seller Indemnified Party entitled to indemnification seeking indemnification (the "INDEMNITEE") shall promptly cause written notice of the assertion of any such claim of which it has knowledge which it reasonably believes to be covered by this indemnity to be forwarded to Purchaser (the "INDEMNITOR"); provided, however, that the failure to give such notice shall not affect the indemnification provided hereunder except to the extent the Indemnitor has actually been prejudiced as a result of such failure. Subject to the foregoing, any notice of a claim shall state specifically the facts giving rise to an alleged basis for the claim and the amount of the liability asserted against the Indemnitor by reason of the claim. Any claim for indemnification by Seller against Purchaser shall be settled exclusively and finally by the Bankruptcy Court. For the avoidance of doubt, no party hereto may seek indemnification under the provisions of this
Article 12 unless a legal proceeding shall have been instituted or a claim or demand shall have been asserted.

         Section 12.4. INDEMNIFICATION PROCEDURE FOR THIRD PARTY CLAIMS. Except as otherwise provided herein, in the event of the initiation of any legal proceeding against an Indemnitee by a third party, the Indemnitor shall have the right after the receipt of notice, at its option and at its own expense, to be represented by counsel (which counsel shall be reasonably satisfactory to the Indemnitee) and to defend against, negotiate, settle or otherwise deal with any proceeding, claim, or demand which relates to any damage Indemnified against hereunder, provided, however, (i) that the Indemnitor exercises such option in writing within 30 days of receipt of notice; and (ii) that the Indemnitee may participate in any such proceeding with counsel of its choice and at Indemnitor's expense. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such legal proceeding, claim or demand. To the extent the Indemnitor elects not to defend such proceeding, claim or demand, and the Indemnitee defends against or otherwise deals with any such proceeding, claim or demand, the Indemnitee may retain counsel (reasonably satisfactory to Indemnitor) at the expense of the Indemnitor and control the defense of and settlement of such proceeding; provided, that the Indemnitor shall nevertheless indemnify the Indemnitee for the full amount of the damages relating to such proceeding, claim or demand and provided, further, that the Indemnitee shall give the Indemnitor twenty (20) days written notice prior to entering into any such settlement and shall not settle any such claim without the consent of the Indemnitor, which consent shall not be unreasonably withheld and which consent shall be deemed to have been granted if the Indemnitor fails to respond to the Indemnitee's properly noticed request for such consent. If the Indemnitee shall settle any such proceeding without the consent or deemed consent of the Indemnitor, the Indemnitee shall thereafter have no claim against the Indemnitor under this Article 12 with respect to any damages occasioned by such settlement, unless it is found or otherwise determined that Indemnitor unreasonably withheld its consent to such settlement.

                                   ARTICLE 13
                                   TERMINATION

         Section 13.1. BREACHES AND DEFAULTS; OPPORTUNITY TO CURE. Prior to the exercise by a party of any termination rights afforded under this Agreement, if either party (the "NON-BREACHING PARTY") believes the other (the "BREACHING PARTY") to be in breach hereunder, the Non-Breaching Party shall provide the Breaching Party with written notice specifying in reasonable detail the nature of such breach, whereupon if such breach is curable the Breaching Party shall have ten (10) calendar days from the receipt of such notice to cure such breach to the reasonable satisfaction of the Non-Breaching Party; PROVIDED, HOWEVER, that the cure period for a breach shall in no event extend beyond the Outside Date. If the breach is not cured within such time period, then the Non-Breaching Party shall be entitled to terminate this Agreement if the breach is such that the condition set forth in Section 10.1 or 11.1, as applicable, shall not be satisfied (as provided in Section 13.2). This right of termination shall be in addition to, and not in lieu of, any rights of the Non-Breaching Party under
Article 12 of this Agreement. Upon any termination with respect to which Purchaser is a Non-Breaching Party, among other equitable and legal rights and remedies available to purchaser, Seller shall cause the Purchase Price Deposit to be promptly returned to Purchaser.

         Section 13.2. TERMINATION. This Agreement may be terminated and the transactions contemplated herein may be abandoned, by written notice given to the other party hereto, at any time prior to the Closing:

                  (a) by mutual written consent of Seller and Purchaser;

                  (b) by Seller or Purchaser if (i) the Bankruptcy Court enters an Order approving the sale of the Purchased Assets to a third-party purchaser following the hearing on the Sale Order, provided that Purchaser's right to terminate this Agreement pursuant to this clause (b)(i) is subject to the "back-up bid" provisions of Section 3.1(e) above, or (ii) the Sale Order is for any reason (other than a breach or default hereunder by the party seeking to terminate) not entered on or before the Outside Sale Order Date;

                  (c) subject to the right to cure set forth in Section 13.1 at any time prior to the Closing Date by Purchaser if Seller alters, amends or breaches any of the covenants in Section 9.1, is in breach of any material covenant, representation, undertaking or warranty, or if it appears that a condition set forth in Article 10 is impossible (other than through the failure of Purchaser to comply with its obligations under this Agreement) to satisfy and Purchaser has not waived such condition in writing on or before the Closing Date;

                  (d) subject to the right to cure set forth in Section 13.1, at any time prior to the Closing Date by Seller if Purchaser is in breach of any material covenant, representation or warranty or if it appears that a condition set forth in Article 11 is impossible (other than through the failure of Seller to comply with their obligations under this Agreement) to satisfy and Seller has not waived such condition in writing on or before the Closing Date; by Seller, if, as of any date, Purchaser shall have breached any of its representations, warranties or covenants such that the condition set forth in Section 11.1 shall not be satisfied as of such date;

                  (e) by Purchaser if Seller refuses to close for any reason whatsoever, other than a breach or default by Purchaser of Purchaser's obligations under this Agreement; or

                  (f) by Seller or Purchaser if the Closing shall not have occurred on or before the Outside Date, unless the failure to have the Closing shall be due to the failure of the party seeking to terminate this Agreement to perform in any material respect its obligations under this Agreement required to be performed by it at or prior to the Closing.

         Upon entry of the Sale Order, the mutual termination right set forth in
Section 13.2(b) above shall cease.

                                   ARTICLE 14
                                  BROKERS' FEES

         Each party represents and warrants to the other that it shall be solely responsible for the payment of any fee or commission due to any broker or finder it has engaged with respect to this transaction (which includes, in Seller's case, SSG Capital Advisors, L.P., Seller's investment banker, Cushman & Wakefield and Studley) and the other party hereto shall be indemnified for any liability with respect thereto.

                                   ARTICLE 15
                                  MISCELLANEOUS

         Section 15.1. ADDITIONAL INSTRUMENTS OF TRANSFER. From time to time after the Closing, each party shall, if requested by another party, make, execute and deliver such additional assignments, bills of sale, deeds and other instruments and documents, as may be reasonably necessary or proper to carry out the specific provisions of this Agreement, including, without limitation, transfer to Purchaser of all of Seller's right, title and interest in and to the Purchased Assets and any right, title or interest that Seller may have in any asset used or held for use in Business, other than an Excluded Asset.

         Section 15.2. NOTICES. All notices and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by telecopier, recognized overnight delivery service or registered or certified mail, return receipt requested, postage prepaid, to the following addresses:

                  If to Purchaser:
                  ----------------

                  UWink, Inc.
                  5443 Beethoven Street
                  Los Angeles, CA 90066
                  Attention:  Nolan K. Bushnell
                  Facsimile:  (310) 827-7633

                  with a required copy to:

                  Jeffer, Mangels, Butler & Marmaro  LLP
                  Attn:  Joseph A. Eisenberg , Esq.
                  1900 Avenue of the Stars, 7th Floor
                  Los Angeles, CA  90067
                  Facsimile No.:  310/203-0567

                  IF TO SELLER:

                  Sega GameWorks L.L.C.
                  Attn: Bruce Nussbaum, Esq.
                  600 North Brand Blvd., 5th Floor
                  Glendale, California 91203
                  Facsimile No.: 818/254-4315

                  with required copies to:

                  Levene, Neale, Bender, Rankin & Brill L.L.P.
                  Attn:  Ron Bender, Esq./Monica Y. Kim, Esq.
                  1801 Avenue of the Stars, Suite 1120
                  Los Angeles, California 90067
                  Facsimile No.: 310/229-1244

                  Paul, Hastings, Janofsky & Walker
                  Attn:  Eric V. Rowen, Esq.
                  515 S. Flower St., 25th Floor
                  Los Angeles, California 90071-2228
                  Facsimile No.: 213/996-3198

         Notices delivered personally shall be effective upon delivery against receipt. Notices transmitted by telecopy shall be effective when received, provided that the burden of proving notice when notice is transmitted by telecopy shall be the responsibility of the party providing such notice. Notices delivered by overnight mail shall be effective when received. Notices delivered by registered or certified mail shall be effective on the date set forth on the receipt of registered or certified mail, or 72 hours after mailing, whichever is earlier.

         Section 15.3. EXPENSES. Except as provided in the second sentence of this Section 15.3, and, to the extent that Purchaser is otherwise entitled thereto in accordance with the provisions of this Agreement, except for the Break-Up Fee provided for in Section 13.3 each party shall bear its own expenses and costs, including the fees of any attorney retained by it, incurred in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby. In the event either party shall bring any action or proceeding in connection with the performance, breach or interpretation of this Agreement or any Transaction Document, the prevailing party in such action or proceeding shall be entitled to recover from the losing party all court costs reasonable costs and expenses of such action, including, without limitation, attorneys' fees.

         Section 15.4. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California (without application of principles of conflicts of law). In connection with any controversy arising out of or related to this Agreement, Seller and Purchaser hereby irrevocably consent to the exclusive jurisdiction of the Bankruptcy Court, or if, and only if, the Bankruptcy Case has been closed, the courts of the State of California. Seller and Purchaser each irrevocably consents to service of process out of the aforementioned courts and waives any objection which it may now or hereafter have to the laying of venue of any action or proceeding arising out of or in connection with this Agreement brought in the aforementioned courts.

         Section 15.5. ASSIGNMENT. This Agreement binds and benefits the parties and their respective successors and assignees. Purchaser shall have the right to freely assign any of its rights under this Agreement provided, however, Seller will not assign any of its rights under this Agreement prior to the Closing without the prior written discretionary consent of Purchaser. No party may delegate any performance of its obligations under this Agreement, except that Purchaser may at any time delegate the performance of its obligations to any Affiliate of Purchaser so long as Purchaser remains fully responsible for the performance of the delegated obligation.

         Section 15.6. SUCCESSORS AND ASSIGNS. All agreements made and entered into in connection with this transaction shall be binding upon and inure to the benefit of the parties hereto, their successors and permitted assigns.

         Section 15.7. AMENDMENTS; WAIVERS. No alteration, modification or change of this Agreement shall be valid except by an agreement in writing executed by the parties hereto. Except as otherwise expressly set forth herein, no failure or delay by any party hereto in exercising any right, power or privilege hereunder (and no course of dealing between or among any of the parties) shall operate as a waiver of any such right, power or privilege. No waiver of any default on any one occasion shall constitute a waiver of any subsequent or other default. No single or partial exercise of any such right, power or privilege shall preclude the further or full exercise thereof.

         Section 15.8. ENTIRE AGREEMENT. This Agreement merges all previous negotiations and agreements between the parties hereto, either verbal or written, and constitutes the entire agreement and understanding between the parties with respect to the subject matter of this Agreement.

         Section 15.9. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which when so executed shall be an original, but all of which together shall constitute one agreement. Facsimile signatures shall be deemed original signatures.

         Section 15.10. SEVERABILITY. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law, but only as long as the continued validity, legality and enforceability of such provision or application does not materially (a) alter the terms of this Agreement, (b) diminish the benefits of this Agreement or (c) increase the burdens of this Agreement, for any person.

         Section 15.11. SECTION HEADINGS. The section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

         Section 15.12. INTERPRETATION. As both parties have participated in the drafting of this Agreement, any ambiguity shall not be construed against either party as the drafter. Unless the context of this Agreement clearly requires otherwise, (a) "or" has the inclusive meaning frequently identified with the phrase "and/or," (b) "including" has the inclusive meaning frequently identified with the phrase "including, but not limited to" and (c) references to "hereof," "hereunder" or "herein" or words of similar import relate to this Agreement.

         Section 15.13. REASONABLE ACCESS TO RECORDS AND CERTAIN PERSONNEL. For a period of two (2) years following the Closing (or until the closing of the Bankruptcy Case, if the Bankruptcy Case is closed sooner): (i) Purchaser shall permit Seller's counsel and other professionals and counsel for any successor to Seller and its respective professionals (collectively, "PERMITTED ACCESS PARTIES") reasonable access to the financial and other books and records relating to the Purchased Assets or the Business, which access shall include
(xx) the right of such Permitted Access Parties to copy, at such Permitted Access Parties' expense, such documents and records as they may request, and
(yy) Purchaser's copying and delivering to the relevant Permitted Access Parties such documents or records as they may request, but only to the extent such Permitted Access Parties furnish Purchaser with reasonably detailed written descriptions of the materials to be so copied and the applicable Permitted Access Party reimburses Purchaser for the reasonable costs and expenses thereof, and (ii) Purchaser shall provide the Permitted Access Parties (at no cost to the Permitted Access Parties) with reasonable access during regular business hours to assist Seller and the other Permitted Access Parties in their post-Closing activities (including, without limitation, preparation of tax returns), provided that such access does not materially interfere with Purchaser's business operations and does not require access to Purchaser documents which are covered by a duty of confidentiality or impact protection of such documents under attorney-client privilege.

         Section 15.14. THIRD PARTIES. Nothing herein, expressed or implied, is intended to or shall confer on any person other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         Section 15.15. CERTAIN DEFINED TERMS. For purposes of this Agreement (including the Schedules hereto) the terms defined in this Agreement shall have the respective meanings specified herein, and, in addition, the following terms shall have the following meanings:

         "Affiliate" means, as to any Person, any other Person, which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. The term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as applied to any Person, means the possession, direct or indirect, of (i) 20% or more of the then outstanding voting securities of such Person, or (ii) the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other direct or indirect ownership interest, by Contract or otherwise.

         "Bankruptcy Code" means 11 U.S.C. Section 101, et. seq., and any amendments thereof.

         "Bankruptcy Case" shall mean the case commenced by Seller under chapter 11 of the Bankruptcy Code.

         "Break-Up Fee" means an amount equal to One Hundred Eighty Thousand Dollars ($180,000.00).

         "COBRA" means Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code, and any similar state law.

         "Contract" means any written or oral contract, agreement, lease, license, instrument, or other document or commitment, arrangement, undertaking, practice or authorization that is binding on any Person or its property under any applicable Law.

         "Estimated Future Lease Savings" means the total estimated future savings attributable to the Lease Modifications set forth on SCHEDULE 2.1(c-2).

         "GAAP" means generally accepted accounting principles consistently applied.

         "Game Cards and Redemption Credits" means all outstanding game cards, gift certificates and redemption tickets and related credits relating to the Business existing at the time of the Closing.

         "Governmental Authority" means any federal, state, provincial, municipal and foreign governmental entity, authority, or agency, or any other political subdivision, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

         "Income Tax" means any federal, state, local, or foreign income tax measured by or imposed on net income, including any interest, penalty, or addition thereto, whether disputed or not.

         "Income Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Income Taxes, including any schedule or attachment thereto.

         "Inventory" means all inventories relating to the Business, wherever located, including all assets held for sale to customers, spare parts and all other supplies and materials relating to, or used or useful in, the Business.

         "Knowledge" means (i) in the case of Seller, the actual, current knowledge (without inquiry) of any of Ron Lam, Bruce Nussbaum, or Laura Fratianne, and (ii) in the case of Purchaser, the actual, current knowledge (without inquiry) of Nolan Bushnell and Lawrence Early. "Las Vegas Joint Venture" means the joint venture between Seller and Sega Amusements USA, Inc. pursuant to the terms of the Las Vegas Joint Venture Agreement dated as of January 29, 1997.

         "Laws" means any federal, state, provincial, local or foreign statute, law, ordinance, regulation, rule, code, order or other requirement or rule of law.

         "Leased Real Property" means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures, or other interest in real property which is used in Seller's business pursuant to the Assumed Leases.

         "Lease Savings" means the actual future saving attributable to the restructured leases executed between the respective landlords and Seller as of the Closing Date based upon the Lease Modifications set forth on SCHEDULE 2.1(C-2).

         "Liability" means any liability, indebtedness, obligation, expense, claim, loss, cost, damage, obligation, responsibility, guaranty or endorsement of or by any Person, absolute or contingent, accrued or unaccrued, known or unknown, due or to become due, liquidated or unliquidated, whether or not secured.

         "Liens" means any security interests, mortgages, interests, liens, pledges, charges, defects of title, options and other rights of third parties, rights of first refusal, claims (as defined in Section 101 of the Bankruptcy
Code), or any other encumbrance or restriction on ownership provided such encumbrance or restriction on ownership can be overridden by Section 363 of the Bankruptcy Code.

         "Material Adverse Effect" or "Material Adverse Change" means with respect to any period measured under this Agreement any failure of Seller to generate from the operation of the Purchased Assets revenues equal to at least ninety percent (90%) of those projected for such period on SCHEDULE 15.15 attached hereto; provided that the effect of any event, change or condition affecting such revenues that will not continue to affect the Purchased Assets or such revenues following the Closing will not be taken into account in the calculation contemplated by this provision. Notwithstanding the foregoing, if both Seller's revenues for a respective period do not equal at least ninety percent (90%) of those projected for such period on SCHEDULE 15.15; Purchaser shall remain obligated to Close if Seller's revenues are equal to at least eighty-five percent (85%) of those projected for such period on SCHEDULE 15.15; provided that in such event the Purchase Price will be decreased by One Hundred Thousand Dollars ($100,000) for each one percent (1%) deviation between ninety percent (90%) and eighty-five percent (85%).

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "Party Deposits" means advance deposits made by customers of the Business in connection with corporate or other events to be held at the locations associated with the Business, which events have not been held prior to the Closing.

         "Person" means any corporation, partnership, limited liability company, joint venture, business association, entity or individual.

         "Sale Motion" means the motion to be filed with the Bankruptcy Court by Seller seeking (a) approval of the terms and conditions of the Transaction Documents, and (b) authorization for (i) the sale of the Purchased Assets pursuant to Section 363 of the Bankruptcy Code and the assumption and assignment of the Purchased Assets that are executory contracts pursuant to Section 365 of the Bankruptcy Code, free and clear of all Liens.

         "Sale Order" means the order of the Bankruptcy Court granting the relief requested in the Sale Motion and authorizing the sale of the Purchased Assets pursuant to Section 363 of the Bankruptcy Code and the assumption and assignment of the Purchased Assets that are executory contracts pursuant to
Section 365 of the Bankruptcy Code, free and clear of all Liens.

         "Sale Procedure Motion" means the motion to be filed with the Bankruptcy Court seeking approval of the bidding procedures as contemplated pursuant to Article 3 hereof.

         "Sale Procedure Order" means the order entered by the Bankruptcy Court with respect to the Overbid Procedures Motion and more fully described in
Section 3.3 hereof.

         "Tax or Taxes" means any taxes, charges, duties, assessments, fees, levies, imposts, or similar governmental assessments, together with any interest, penalties, and additions to tax, imposed by any taxing authority, wherever located (i.e., whether federal, state, local, municipal, or foreign), including all net income, gross income, gross receipts, net receipts, sales, use, goods and services, transfer, franchise, privilege, profits, social security, disability, withholding, payroll, telecommunications, utility user, unemployment, employment, employer health, excise, capital, capital gains, severance, property, windfall profits, value added, ad valorem, or occupation tax, or any other similar governmental charge or imposition, and any other taxes, customs duties, stamp duties, fees, assessments, or similar charges in the nature of a tax together with any interest, fines, and penalties imposed by any Governmental Authority, whether disputed or not.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, each of the parties hereto has caused this Asset Purchase Agreement to be executed by its duly authorized representative as of the day and year first above written.

                                SELLER:

                                SEGA GAMEWORKS, L.L.C., Debtor and
                                Debtor in Possession


                                By:
                                   ---------------------------------------------
                                   Name:
                                         ---------------------------------------
                                   Title:
                                         ---------------------------------------


                                PURCHASER:

                                UWINK, INC.


                                By:
                                   ---------------------------------------------
                                   Name:
                                         ---------------------------------------
                                   Title:
                                         ---------------------------------------

                               SCHEDULE 2.1(a)(i)

    Assumed Contracts (Excluding Assumed Leases On Schedule 2.1(c-1) Hereto)
    ------------------------------------------------------------------------

                                SCHEDULE 2.1(c-1)

                                 Assumed Leases
                                 --------------


FLAGSHIPS
---------

Seattle, Washington
Ontario, California
Grapevine, Texas
Tempe, Arizona
Detroit, Michigan
Miami, Florida
Sawgrass, Florida
Schaumburg, Illinois
Easton, Ohio
Minneapolis, Minnesota
Tampa, Florida

STUDIOS
-------

Tucson, Arizona
Philadelphia, Pennsylvania
San Antonio, Texas
Indianapolis, Indiana

HOME OFFICE
-----------

Glendale, California

STORAGE/WAREHOUSE
-----------------

Game, game parts, equipment and inventory storage and warehouse contracts, wherever located

                                SCHEDULE 2.1(c-2)

                               Lease Modifications
                               -------------------

                               SCHEDULE 2.1(d)(i)

                               Accounts Receivable
                               -------------------

Event Receivables
         CIP T/A & F/A Receivables (Construction in Progress Tenant Allowances and Fixed Assets)

                              SCHEDULE 2.1(d)(iii)

                       Utility and Liquor License Deposits
                       -----------------------------------

----------------------------------------------------------------------------- ----------
             DESCRIPTION AND LOCATION OF PROPERTY                                AMOUNT
----------------------------------------------------------------------------- ----------
Southwestern Bell Security Deposit PO 670109 - Austin, TX                     $     710
----------------------------------------------------------------------------- ----------
U.S. West Communications Security Deposit Inv#sgw01592 - Denver, CO.                370
----------------------------------------------------------------------------- ----------
Seatac Security Deposit inv#ck00154 - Seattle, WA                                   450
----------------------------------------------------------------------------- ----------
AT&T Phone Deposit - Detroit, MI                                                    619
----------------------------------------------------------------------------- ----------
Water Deposit - The Block Orange County                                             200
----------------------------------------------------------------------------- ----------
Gas Meter Deposit - Sawgrass, FL                                                  1,650
----------------------------------------------------------------------------- ----------
Electricity deposit - Sawgrass, FL                                               12,960
----------------------------------------------------------------------------- ----------
Electricity license deposit - Miami, FL                                          17,920
----------------------------------------------------------------------------- ----------
ELECT DEPOSIT - Sawgrass, FL                                                      4,760
----------------------------------------------------------------------------- ----------
DEPOSIT ON ELECTRIC - YBOR, FL                                                   12,000
----------------------------------------------------------------------------- ----------
Deposit for Tempe Electric - Tempe, AZ                                           27,195
----------------------------------------------------------------------------- ----------
Texas LLC Liquor Deposit                                                          5,000
----------------------------------------------------------------------------- ----------


                                            42

                               SCHEDULE 2.1(d)(iv)

                   Assumed Prepaid Expenses and Other Deposits
                   -------------------------------------------

------------------------------------------------------------------- ----------
      DESCRIPTION AND LOCATION OF PROPERTY                            AMOUNT
------------------------------------------------------------------- ----------
GLENDALE RENT DEPOSIT - Glendale, CA                                $  27,156
------------------------------------------------------------------- ----------
One Stop Toys Deposit                                                  50,000
------------------------------------------------------------------- ----------
Additional Deposit - One Stop Toys                                     25,000
------------------------------------------------------------------- ----------
TOTAL                                                                 127,156
------------------------------------------------------------------- ----------

                                 SCHEDULE 2.1(j)

                 Equity Interests Held by Sega Gameworks L.L.C.
                 ----------------------------------------------

SUBSIDIARIES
------------

GameWorks Texas II L.L.C., a Texas limited liability company wholly-owned by Sega GameWorks L.L.C.

GameWorks Texas L.L.C., a Texas limited liability company wholly-owned by GameWorks Texas II L.L.C.

Inversiones Mallorca S.A., a Dominican Republic company wholly-owned by Sega GameWorks L.L.C.

JOINT VENTURES
--------------

GameWorks Cincinnati L.L.C., a Delaware limited liability company 50% owned by Sega GameWorks L.L.C. and 50% owned by an affiliate of Newport on the Levee, LLC

                                 SCHEDULE 2.1(m)


Sega Corporation and its Affiliates, including, without limitation, Sega Enterprises, Ltd., Sega Enterprises, Inc. (U.S.A.), Sega Holdings U.S.A., Inc., SGW Holding Inc., Sega of America, Inc., Sega Amusements U.S.A., Inc.

                                 SCHEDULE 2.2(h)

                                Letters of Credit
                                -----------------



         Letter of Credit                           $228,066.00

         Glendale, CA L/C #3057201

                                 SCHEDULE 2.2(j)

                              Other Excluded Assets
                              ---------------------

The Las Vegas Venture Company, a California general partnership 50% owned by Sega GameWorks L.L.C. and 50% owned by Sega Amusements USA, Inc. (formerly Sega Enterprises, Inc. (U.S.A.)

Amended and Restated License Agreement between Sega Corporation ("Sega Japan") and Sega GameWorks L.L.C. (the "Company")

Supply Agreement among Sega Japan, Sega Amusements USA, Inc. ("Sega USA") and the Company

Vertical Reality Development Letter Agreement between Sega Japan and the Company

Joint Venture Agreement relating to the formation of The Las Vegas Venture Company ("LVVC"), between Sega USA and the Company

License Agreement between LVVC and the Company

Lease for Las Vegas Premises between Sega USA and the Las Vegas Premises
Landlord

Sublease for Las Vegas Premises between Sega USA and LVVC

Guaranty by Sega Japan of Lease for Las Vegas Premises

Guaranty by Sega Japan of Lease for Seattle Premises (the Company is the Tenant)

Indemnity Agreement between Sega Japan and the Company relating to the Guaranty by Sega Japan of Lease for Seattle Premises

                                 SCHEDULE 2.2(k)

                  Excluded Prepaid Expenses and Other Deposits
                  --------------------------------------------


--------------------------------------------------------------------- ----------
         DESCRIPTION AND LOCATION OF PROPERTY                           AMOUNT
--------------------------------------------------------------------- ----------
Deposit for case in Hennepin County                                   $  53,500
--------------------------------------------------------------------- ----------
Sega Enterprises Deposit - deposit to complete the $25,000 deposit
  for open                                                                5,000
--------------------------------------------------------------------- ----------
Sega Enterprises Deposit - initial deposit for open parts ($25k)         20,000
--------------------------------------------------------------------- ----------

                               SCHEDULE 5.4(b)(i)

                           Operating Assets Statement
                           --------------------------


Event Receivables                                    $  71,317

Inventory
     o        Redemption                               155,788
     o        Food & Beverage                          280,254
     o        Service Parts in depot                    90,034
     o        Game Cards                               144,031

Total   @ 8/22/04                                    $ 741,424

                                  SCHEDULE 7.4

                                   Litigation
                                   ----------

LITIGATION PENDING ON PETITION DATE

         1. SEGA GAMEWORKS L.L.C. VS. MAGICORP ENTERTAINMENT, INC., Superior Court of the State of California for the County of Los Angeles, Case No. BC 286 431. Claim by Sega GameWorks L.L.C. against Magicorp Entertainment, Inc., principally for breach of contract. Cross-claim by Magicorp Entertainment, Inc. against Sega GameWorks L.L.C., principally for fraud.
         2. TOTAL IDENTITY SYSTEMS CORP. ET AL. V. SEGA GAMEWORKS L.L.C., ET AL., Hennepin County (Minnesota) District Court, Fourth Judicial District, Case No. 04-528. Claim by Total Identity Systems Corp. against Sega GameWorks L.L.C., principally for breach of contract and property lien.
         3. JANI-KING OF ILLINOIS, INC. V. SEGA GAMEWORKS L.L.C., Circuit Court of Cook County, Illinois, County Department, Law Division, Case No. 03 L 014342. Claim by Jani-King of Illinois, Inc. against Sega GameWorks L.L.C., principally for breach of contract. This matter has subsequently been dismissed with prejudice for failure to prosecute.
         4. GAMES WORKSHOP LIMITED V. SEGA GAMEWORKS L.L.C., United States Patent and Trademark Office Trademark Trial and Appeal Board, Opposition No. 91,158,728. Opposition by Games Workshop Limited against Sega GameWorks L.L.C.'s application for registration of a trademark. Games Workshop Limited has also opposed certain of Sega GameWorks L.L.C.'s trademark applications in other jurisdictions.

ADMINISTRATIVE PROCEEDINGS PENDING ON PETITION DATE

         1. DARRYL G. FONDREN VS. SEGA GAMEWORKS L.L.C., Equal Employment Opportunity Commission, Chicago District Office, Charge No. 210-2003-35295. Charge by Darryl G. Fondren against Sega GameWorks L.L.C., principally for retaliation and racial discrimination. The EEOC has subsequently issued a letter dated March 25, 2004 stating that it was unable to conclude that the information obtained establishes violations of the statute, and notifying Mr. Fondren that he had 90 days in which to sue.
         2. THOMAS LESKOVEC VS. SEGA GAMEWORKS L.L.C., ILLINOIS DEPARTMENT OF HUMAN RIGHTS, CHARGE NO. 2004CF2280. CHARGE BY THOMAS LESKOVEC AGAINST SEGA GAMEWORKS L.L.C., PRINCIPALLY FOR MENTAL DISABILITY DISCRIMINATION AND HARASSMENT.
         3. HARLON RODRIGUEZ V. SEGA GAMEWORKS L.L.C., City of Minneapolis, Department of Human Rights, Charge No. A3159-PA-10. Charge by Harlon Rodriguez against Sega GameWorks L.L.C., principally for physical disability discrimination. An agreement in principle for a settlement was reached, but the Charging Party ceased participation in the documentation.

Other Sega Gameworks L.l.c. Matters
-----------------------------------

         1. Various claims and/or charges arise from time to time in the ordinary course of business, some or all of which are being, or may be, covered by applicable insurance policies.
         2. Laura A. Moyer-Malone v. Sega Enterprises, Inc. (U.S.A.), Sega GameWorks L.L.C., et al., State of Nevada, County Court for Clark County, Case No. A425391. Claim against Sega Enterprises, Inc. (U.S.A.), Sega GameWorks L.L.C. and others for alleged injuries resulting from a fall.
         3. The Church of Scientology of Tampa, Florida ("TCS") has informed Sega GameWorks L.L.C. that certain guests and/or employees of GameWorks Tampa have made statements or taken actions detrimental to TCS, and counsel for the guests has informed Sega GameWorks L.L.C. that TCS has done the same to his clients.
         4. Rigoberto Navamuel v. Sega GameWorks L.L.C., Circuit Court of the 17th Judicial Circuit in and for Broward County, Florida, Case No. 0407027, filed April 28, 2004 (post-petition), alleging injuries from a fall. Bankruptcy counsel for Sega GameWorks L.L.C. has sent a letter in response advising of the automatic stay.
         5. Anthony Wimberly, a former employee who recently resigned with notice, has alleged in an appeal of an unfavorable unemployment insurance ruling that his resignation was as a result of mistreatment in some manner. Sega GameWorks L.L.C. has not yet received any documentation with respect to this allegation.
         6. LaShay Hardy, a former employee, has sent a letter threatening action with respect to certain pre-petition severance obligations. Bankruptcy counsel for Sega GameWorks L.L.C. has sent a letter in response advising of the automatic stay.
         7. Counsel for William Brennan, a purported guest of Sega GameWorks L.L.C., filed a complaint for alleged injuries resulting from a fall. Bankruptcy counsel for Sega GameWorks L.L.C. has sent a letter in response advising of the automatic stay.
         8. Counsel for Lexington Insurance Company has filed a complaint for alleged improper nonpayment of premiums. Bankruptcy counsel for Sega GameWorks L.L.C. has sent a letter in response advising of the automatic stay.
         9. Jason Swedo, a guest who held a party, has claimed that he and his group were mistreated.

Joint Venture and Managed Store Matters
---------------------------------------

         1. Various claims and/or charges arise from time to time in the ordinary course of business, some or all of which are being, or may be, covered by applicable insurance policies.
         2. With respect to The Las Vegas Venture Company in particular, the events occurring on February 14, 2003 and subsequent related events.
         3. With respect to GameWorks Long Beach, counsel for Harvest Washington and Chenelle Eddings sent a letter to Sega GameWorks L.L.C., alleging racial discrimination against his clients.

Litigation or Other Dispute Settlements in Effect On Petition Date
------------------------------------------------------------------

         1.       Settlement Agreement with Dark Horse Trading, Inc.
         2.       Trademark Purchase Agreement with William Adams

         3.       Settlement Agreement with Peter Piper Inc.
         4.       Minutes of Settlement with Festival Hall Developments Limited

         5.       Letter Agreement with GEE 22 LLC

         6. Confidential Settlement Agreement and General Releases with the following:
                  a.       Adam Carpenter
                  b.       Scott Holmes
                  c.       Marcus Feilland
                  d.       Fatarra Singleton
                  e.       Steven Tremmel
                  f.       Shenise Berry
                  g.       James Worley
                  h.       Maurice Alicea
                  i.       Nellie Polk
                  j.       David Dunlap
                  k.       Derrick Adams
                  l.       Michael Johnson
                  m.       Josiah Fondren
                  n.       Willie Humphrey III
                  o.       Latoya Harrison
                  p.       Anthony Wimberly
                  q.       DeFrederick Clark
                  r.       Saul Escalante
                  s.       Sheila Gladeny
                  t.       Gloria Park
                  u.       Darryl Fondren
                  v.       Victor Solaka
                  w.       Monica Carpenter
                  x.       D'Angelo Moore
                  y.       Roger Grace
                  z.       Rontabian Lee
                  aa.      Tyrone Hopkins

         7. Settlement Agreement, Confidentiality Agreement and General Release with Edward Washington, Alex Washington, Jared Dawson and Angela L. Dawson

                                  SCHEDULE 7.8

                              Financial Statements
                              --------------------


Due to uncertainty surrounding bankruptcy issues or past practices, the following financial statement transactions may not have been recorded in accordance with GAAP:

         1. For fiscal year 2005, consolidated base rent expense is being recorded at an estimated 30% savings over original contract terms, which is our best estimate of total consolidated savings. While on a consolidated basis rent is materially correct, on an individual store basis the savings may fluctuate, in some cases, significantly up or down. For the six months ended September 2004, the consolidated variance between actual payments and the estimated expense is less than $10K, or .2%. Upon final execution of all the new leases, the rent expense per store will be adjusted to the actual expense.

                  Additionally, GAAP rent adjustment relating to the original lease terms has been suspended. As of September, the consolidated liability (deferred income) is approximately $1.8M.

         2. Marketing costs are expensed evenly throughout the year based on the annual spending plan and are reconciled at year-end to actual expenses. Marketing spending plans are reviewed quarterly and the standard expense entry is adjusted if the spending plan is materially different from the original plan. At the end of September, marketing expenses were lower than actual cash outlay by approximately $450K; therefore, there is a prepayment of this amount recorded on the balance sheet.

         3. Interest expense and amortization of loan origination fees relating to notes payable have not been recorded since the bankruptcy filing.

         4.       Barter transactions for game play are not recorded.

                                  SCHEDULE 7.9

                                  Labor Matters
                                  -------------


ADMINISTRATIVE PROCEEDINGS PENDING ON PETITION DATE

         1. DARRYL G. FONDREN VS. SEGA GAMEWORKS L.L.C., Equal Employment Opportunity Commission, Chicago District Office, Charge No. 210-2003-35295. Charge by Darryl G. Fondren against Sega GameWorks L.L.C., principally for retaliation and racial discrimination. The EEOC has subsequently issued a letter dated March 25, 2004 stating that it was unable to conclude that the information obtained establishes violations of the statute, and notifying Mr. Fondren that he had 90 days in which to sue.

         2. THOMAS LESKOVEC VS. SEGA GAMEWORKS L.L.C., Illinois Department of Human Rights, Charge No. 2004CF2280. Charge by Thomas Leskovec against Sega GameWorks L.L.C., principally for mental disability discrimination and harassment.

Other Sega Gameworks L.L.C. Matters
-----------------------------------

         1. Various claims and/or charges arise from time to time in the ordinary course of business, some or all of which are being, or may be, covered by applicable insurance policies.

         2. Anthony Wimberly, a former employee who recently resigned with notice, has alleged in an appeal of an unfavorable unemployment insurance ruling that his resignation was as a result of mistreatment in some manner. Sega GameWorks L.L.C. has not yet received any documentation with respect to this allegation.

         3. LaShay Hardy, a former employee, has sent a letter threatening action with respect to certain pre-petition severance obligations. Bankruptcy counsel for Sega GameWorks L.L.C. has sent a letter in response advising of the automatic stay.

Joint Venture Matters
---------------------

         1. Various claims and/or charges arise from time to time in the ordinary course of business, some or all of which are being, or may be, covered by applicable insurance policies.

         2. With respect to The Las Vegas Venture Company in particular, the events occurring on February 14, 2003 and subsequent related events.

                                  SCHEDULE 7.10

                        Transferred Intellectual Property
                        ---------------------------------


Claims
------

         1. GAMES WORKSHOP LIMITED V. SEGA GAMEWORKS L.L.C., United States Patent and Trademark Office Trademark Trial and Appeal Board, Opposition No. 91,158,728. Opposition by Games Workshop Limited against Sega GameWorks L.L.C.'s application for registration of a trademark. Games Workshop Limited has also opposed certain of Sega GameWorks L.L.C.'s trademark applications in other jurisdictions.

         2. Various marks may be subject to challenge in certain jurisdictions due to, INTER ALIA, non-use.

                                  SCHEDULE 9.10

                                 Cobra Employees
                                 ---------------

                                  SCHEDULE 9.11

                  Purchase Price Attributable to Failed Site(s)
                  ---------------------------------------------

                                 SCHEDULE 15.15


--------------------------------------------------------------------------------
                            FLAGSHIP & STUDIO REVENUE

WEEK ENDED                                                            TOTAL
--------------------------------------------------------------------------------
REVENUE
11/14/04                                                         $    1,075,762
11/21/04                                                                886,508
                                                                 ---------------
TOTAL NOVEMBER                                                        1,962,269

11/28/04                                                              1,016,120
12/05/04                                                              1,101,306
12/12/04                                                              1,220,528
12/19/04                                                              1,240,155
12/26/04                                                              1,171,321
                                                                 ---------------
TOTAL DECEMBER                                                        5,749,430

01/02/05                                                              1,503,998
01/09/05                                                                885,316
01/16/05                                                                962,695
01/23/05                                                              1,057,824
                                                                 ---------------
TOTAL JANUARY                                                         4,409,833

                                                                 ---------------
GRAND TOTAL                                                      $   12,121,532
================================================================================

                                    EXHIBIT A

                                  Bill of Sale
                                  ------------

                                    EXHIBIT B

                              Assumption Agreement
                              --------------------

                                    EXHIBIT C

                                Escrow Agreement
                                ----------------

                                    EXHIBIT D

                          Seller's Financial Statements
                          -----------------------------

                                    EXHIBIT E

                              Sale Procedure Order
                              --------------------


                                       63